BOOTH CREEK SKI GROUP, INC.





                   $5,345,826.78 Notes due November 27, 2008

                     9108.50 Shares of Class B Common Stock







                            ------------------------

                          SECOND AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT

                            ------------------------







                                     as of

                                  May 28, 2000

                               TABLE OF CONTENTS

                                                               Page
                                                               ----

1.    Authorization of New Securities............................2

2.    Sale and Purchase of New Securities........................3

      2.1  Sale and Purchase.....................................3

      2.2  Valuation of New Securities...........................3

3.    Closing....................................................3

4.    Conditions to Closing......................................4

      4.1  Representations and Warranties Correct................4

      4.2  Performance; No Default...............................4

      4.3  Related Transactions..................................4

      4.4  Compliance Certificate................................5

      4.5  Opinion of Counsel for the Company....................5

      4.6  Legal Investment; Certificate.........................5

      4.7  Sale and Purchase Not Forbidden by Law................5

      4.8  Payment of Transactions Costs.........................5

      4.9  Proceedings and Documents.............................5

      4.10 Consents..............................................5

5.    Representations and Warranties.............................6

      5.1  Organization, Standing, etc. of the Company...........6

      5.2  Names; Jurisdictions of Incorporation;
           Subsidiaries, etc.....................................6

      5.3  Qualification.........................................6

      5.4  Business, etc.........................................6

      5.5  Shares:  Stockholders:................................6

      5.6  Valid and Binding Obligations; Compliance with
           Other Instruments; Borrowing Restrictions, etc........8

      5.7  Consents, etc.........................................9

      5.8  Offer of Securities; Investment Bankers...............9

      5.9  Changes; Solvency, etc................................9

      5.10 Tax Returns and Payments.............................10

      5.11 Funded Debt, Current Debt, Liens, Investments,
           Transactions with Affiliates, Leases and
           Derivative Transactions..............................10

      5.12 Title to Properties; Liens; Leases...................10

      5.13 Litigation, etc......................................11

      5.14 ERISA................................................11

      5.15 Proprietary Rights; Licenses.........................12

      5.16 Government Regulation................................12

      5.17 Labor Relations......................................12

      5.18 Financial Statements.................................12

      5.19 Disclosure...........................................13

6.    Use of Proceeds...........................................13

7.    Financial Statements and Information......................13

8.    Inspection................................................16

9.    Prepayment of Notes.......................................16

      9.1  Optional Prepayment With Premium of Notes............16

      9.2  Optional Prepayment of the Notes upon Sale of
           the Company or Public Offerings......................17

      9.3  Allocation of Partial Prepayments of Notes...........17

      9.4  Notice of Optional Prepayments of Notes..............17

      9.5  Maturity; Accrued Interest; Surrender, etc. of
           Notes................................................18

      9.6  Purchase of Notes....................................18

      9.7  Payment on Non-Business Days.........................18

10.   [Intentionally Omitted.]..................................18

11.   Registration, etc.........................................18

      11.1 Registration on Request..............................18

      11.2 Incidental Registration..............................20

      11.3 Permitted Registration: Registration on Form S-3.....20

      11.4 Registration Procedures..............................21

      11.5 Indemnification......................................22

      11.6 Restrictions on Other Agreements.....................23

12.   Retention of Certain Documents............................23

13.   [Intentionally Omitted.]..................................23

14.   Covenants of the Company..................................23

      14.1 Books of Record and Account; Reserves................23

      14.2 Payment of Taxes; Existence; Maintenance of
           Properties; Compliance with Laws; Lines of
           Business; Proprietary Rights.........................23

      14.3 Insurance............................................24

      14.4 [Intentionally Omitted]..............................24

      14.5 Limitation on Funded Debt and Current Debt...........24

      14.6 Limitation on Restricted Payments; Required
           Distributions to Company by Subsidiaries.............25

      14.7 [Intentionally Omitted]..............................26

      14.8 Limitation on Investments............................26

      14.9 Limitation on Liens..................................27

      14.10Limitation on Transactions with Affiliates...........29

      14.11Limitation on Issuance of Preferred Shares By
           Subsidiaries.........................................30

      14.12Limitation on Disposal of Ownership of a
           Subsidiary: No Subsidiaries Other Than
           Wholly-Owned Subsidiaries............................30

      14.13Limitation on Consolidation or Merger, etc...........31

      14.14Limitation on Tax Consolidation......................32

      14.15Limitation on Disposition of Property................32

      14.16Modification of Certain Documents, Agreements
           and Instruments; Terms of Permitted Debt
           Documents............................................32

      14.17Further Assurances...................................33

      14.18Limitation on Leasebacks.............................33

      14.19Interest Payment Reserve Account.....................33

      14.20Pledge of Shares of Subsidiaries.....................34

      14.21Deposit of Dividends in Interest Payment Reserve
           Account; Application of Dividends to the Payment
           of Interest on the Notes.............................34

15.   Definitions...............................................34

      15.1 Definitions of Terms.................................34

      15.2 Other Definitions....................................54

      15.3 Accounting Terms and Principles; Laws................55

16.   Remedies..................................................55

      16.1 Events of Default Defined; Acceleration of
           Maturity.............................................55

      16.2 Suits for Enforcement, etc...........................60

      16.3 No Election of Remedies..............................60

      16.4 Remedies Not Waived..................................60

      16.5 Application of Payments..............................60

17.   Registration, Transfer and Exchange of Securities;
      Certain Restrictions on Transfer in Amended and
      Restated Stockholders Agreement...........................61

18.   Replacement of Securities.................................61

19.   Amendment and Waiver; Waiver and Consent of
      Institutional Purchasers..................................61

20.   Method of Payment of Securities...........................62

21.   Expenses; Indemnity.......................................62

22.   Taxes.....................................................63

23.   Communications............................................63

24.   Survival of Agreements, Representations and
      Warranties, etc...........................................65

25.   Successors and Assigns; Rights of Other Holders...........65

26.   Ratification of Operative Documents.......................66

27.   Further Assurances........................................66

28.   Purchase for Investment; ERISA............................66

29.   Governing Law; Jurisdiction; Waiver of Jury Trial.........68

30.   Rule 144A.................................................68

31.   Miscellaneous.............................................68

32.   Confidentiality...........................................69

                          BOOTH CREEK SKI GROUP, INC.
                            1000 South Frontage Road
                              Vail, Colorado 81657



                                                                   May 28, 2000

To each of the purchasers
named on
Schedule 1 attached hereto
(the "Purchasers")

Ladies and Gentlemen:

     BOOTH CREEK SKI GROUP, INC., a Delaware corporation (the "Company"), agrees with you as follows. Certain capitalized terms used herein are defined in Section 15.

                                    Recitals
                                    --------

     A. Reference is made to:

          1. those certain Securities Purchase Agreements, dated November 27, 1996, as amended as of March 18, 1997 (collectively, the "1996/97 Securities Purchase Agreements"), by and between the Company and each of John Hancock and CIBC Fund, pursuant to which the Company issued
          (a) notes in the aggregate principal amount of $40,000,000 (the "1996/97 Notes"), (b) warrants for 2,900 shares (of which warrants to purchase 500 shares were designated the "Additional John Hancock Warrants") of its Class B common stock (the "1996/97 Warrants"), and
          (c) 3,070 shares of its Class B common stock (the "1996/97 Class B Common Shares");

          2. those certain Amended and Restated Securities Purchase Agreements, dated February 26, 1998 (the "February 1998 Amendments and Restatements"), further amending and restating the 1996/97 Securities Purchase Agreements, by and between the Company and each of John Hancock and CIBC Fund, pursuant to which the Company issued (a) notes in the aggregate principal amount of $8,332,544.48 (the "February 1998 Notes"), (b) warrants for 577 shares of its Class B common stock (the "February 1998 Warrants"), and (c) 361 shares of its Class B common stock (the "February 1998 Class B Common Shares"); and

          3. that certain Securities Purchase and Amendment Agreement, dated September 14, 1998 (the "September 1998 Amendment"), amending the February 1998 Amendments and Restatements, by and among the Company and each of John Hancock and CIBC Fund, pursuant to which the Company issued (a) Notes in the aggregate principal amount of $9,796,014 (the "September 1998 Notes," and together with the 1996/97 Notes and the February 1998 Notes, the "Existing Notes"), (b) warrants for 783.7 shares of its Class B common stock (the "September 1998 Warrants," and together with the 1996/1997 Warrants and the February 1998 Warrants, the "Warrants"), (c) 414.5 shares of its Class A common stock (the "September 1998 Class A Common Shares"), and (d) 1,361.8 shares of its Class B common stock (the "September 1998 Class B Common Shares," and together with the 1996/97 Class B Common Shares, the February 1998 Class B Common Shares, and the September 1998 Class A Shares, the "Existing Purchased Common Shares"). The Existing Notes, the Existing Warrants, and the Existing Purchased Common Shares are herein called the "Existing Securities."

(For purposes of this Agreement, the 1996/97 Securities Purchase Agreements, the February 1998 Amendments and Restatements, the September 1998 Amendment and all other Operative Documents (as defined therein) executed and delivered in connection therewith will hereinafter be referred to collectively as the "Existing Securities Purchase Agreements.")

     B. Each of John Hancock and CIBC Fund have heretofore transferred certain of their shares of Class B Common Stock and certain of their warrants to their respective affiliates, Hancock Mezzanine Partners L.P. ("HM Partners") and Co-Investment Merchant Fund, LLC ("CIM Fund").

     C. The purposes of this Agreement are (i) to provide for the issue and sale of certain New Notes (as defined below, and together with the Existing Notes, collectively referred to as the "Notes") in consideration of the surrender and cancellation of the Cancelled Securities (defined below) and certain other consideration, (ii) to provide for the issue and sale of the New Common Shares (defined below, and together with the Existing Purchased Common Shares, collectively referred to as the "Purchased Common Shares"), and
(iii) to amend, restate and supersede the Existing Securities Purchase Agreements, all as further provided herein.

     D. The Company has determined that its capital will not be impaired within the meaning of Section 160 of the Delaware General Corporation Law by the issuance of the New Notes in consideration of the surrender of the Cancelled Securities as contemplated herein and that, in consummating the transactions contemplated herein, it will otherwise be in compliance with the requirements of Section 160 of the Delaware General Corporation Law.

1. Authorization of New Securities. The Company has authorized the issue and sale of:

          (a) its Notes due November 27, 2008 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "New Notes") in the aggregate principal amount of $5,345,826.78. The New Notes are to be substantially in the form of Exhibit l(a) attached hereto. As further provided in Section 14.20, the Notes (including the New Notes) are to be secured by and entitled to the benefits of a first priority pledge of all now or hereafter outstanding Shares of all of the Company's direct Wholly-Owned Subsidiaries (and all rights to acquire any such Shares) pursuant to the Pledge Agreement; and

          (b) 9108.50 shares of its Class B Common Stock (herein, such 9108.50 shares, together with any Shares issued in exchange therefor or replacement thereof, called the "New Common Shares.") The New Notes and the New Common Shares are herein called the "New Securities."

     As further provided in each of the Notes, the Company may, at its option (but subject to the provisions in Section 14.21), in lieu of paying cash, pay all (but not less than all) of the interest on the Notes which is due on any regularly scheduled interest payment date by adding to the principal amount of each such Note an amount equal to the interest not then paid in cash. The Notes will bear interest at 12% per annum, if paid in cash, or 14% per annum, if paid in kind, as further provided in each of the Notes. Interest is payable on the Notes semi-annually in arrears on the 27th day of May and November of each year, commencing with respect to each Note on the first such date succeeding the date of such Note and at maturity. In no event will the amount paid or agreed to be paid by the Company as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

2. Sale and Purchase of New Securities.

     2.1 Sale and Purchase. The Company will issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, each of the Purchasers will purchase from the Company, at the Closing such New Securities as are specified on Schedule 1 attached hereto as applicable to such Purchaser by (i) in respect of the New Notes, surrendering for cancellation at the Closing the Securities specified on
Schedule 2 attached hereto (the "Cancelled Securities") and, in the case of the Gillett Family Partnership, by causing, in addition, the Gillett Management Company to accept at the Closing certain of the New Notes to be issued to it in conversion of all management fees accrued but unpaid as of the Closing Date arising pursuant to the Gillett Management Agreement, and (ii) in respect of the New Common Shares, paying to the Company in cash at the Closing the sum of $ .001 for each such New Common Share. The aggregate purchase price of the New Notes shall be $5,345,826.78, and the aggregate purchase price of the New Common Shares shall be $9.11. All of the Cancelled Securities will be retired and may be reissued as New Securities.

     2.2 Valuation of New Securities. The Company and the Purchasers agree that the values ascribed to the New Securities (which values shall be used by the Company and the Purchasers, as well as any subsequent holder of any of the New Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3. Closing.

          (a) The closing of the sale and purchase of the New Securities hereunder (the "Closing") will take place at the office of Loeb & Loeb LLP, Suite 2100, 10100 Santa Monica Blvd., Los Angeles, California 90067, on May 28, 2000 (or on such other date, not later than June 15, 2000, to which the Purchasers may agree) (the "Closing Date") not later than 11:00 a.m. local time.

          (b) At the Closing, the Company will deliver the New Securities to the Purchasers, and the Purchasers will deliver to (or for the benefit of) the Company the cash purchase price in payment of the New Common Shares and the Cancelled Securities (and, in the case of the Gillett Family Partnership, the amendment and restatement of the Gillett Management Agreement contemplated by
Section 4.3(c))in payment of the New Notes in accordance with Schedule 2 attached hereto, duly endorsed for surrender and cancellation. Delivery of the New Securities shall be made in the form of one or more New Notes and one or more certificates for New Common Shares in such denominations and registered in such names as are specified on Schedule 1 attached hereto and in each case dated and, in the case of each New Note, bearing interest from, the Closing Date.

          (c) Unless waived by the Required Holders of each class of Securities, if at the Closing the Company shall fail to tender the New Securities to be delivered thereat as provided herein, or if at the Closing any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of each of the Purchasers, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

4. Conditions to Closing. Each Purchaser's obligation to purchase and pay for the New Securities to be purchased by it hereunder at the Closing, and the effectiveness of the amendments to the Existing Securities Purchase Agreements and the other Operative Documents pursuant hereto, are subject to the fulfillment to the satisfaction of, or waiver by, the Required Holders of each class of Securities, prior to or at the Closing, of the following conditions:

     4.1 Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents executed in connection with this Agreement shall, if specifically qualified by materiality, have been correct when made and shall be correct at and as of the time of the Closing (both before and after giving effect to the transactions consummated at the Closing), and, if not so qualified, shall have been correct in all material respects when made and shall be correct in all material respects at and as of the time of the Closing (both before and after giving effect to the transactions consummated at the Closing).

     4.2 Performance; No Default. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, except as may be waived by the Purchasers pursuant to Section 19.

     4.3 Related Transactions.

          (a) Amended and Restated Stockholders Agreement. The Company and each Purchaser shall have executed and delivered the Second Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), in the form of Exhibit 4.3(a) attached hereto, by which the existing Stockholders Agreement, dated November 27, 1996, as amended, is amended and restated in full.

          (b) Intentionally Omitted.

          (c) Conversion of Accrued Management Fees and Amendment and Restatement of Gillett Management Agreement. The Gillett Management Company shall have executed and delivered to the Company an agreement, in the form of
Exhibit 4.3(c) attached hereto, (i) agreeing to the conversion, as contemplated herein, of all management fees arising pursuant to the Gillett Management Agreement or otherwise which are accrued but unpaid as of the Closing Date and
(ii) amending and restating in full the Gillett Management Agreement, such amendment and restatement to be in the form of Exhibit 4.3(c) attached hereto.

          (d) Amendment of Company's Certificate of Incorporation and By-Laws. The Certificate of Incorporation of the Company and the Company's By-Laws shall have been duly amended by the adoption of amendments thereto in the forms of Exhibits 4.3(d) 1 and 2 attached hereto.

          (e) First Amendment to Pledge Agreement. The Company and each Purchaser shall have executed and delivered a First Amendment to Pledge Agreement in the form of Exhibit 4.3(e) attached hereto, which will amend the Pledge Agreement.

          (f) Capitalization. The debt and equity capitalization of the Company and each of its Subsidiaries shall be in all respects satisfactory to each Purchaser.

     4.4 Compliance Certificate. At the Closing, the Purchasers shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled, such Officers' Certificate to be in the form of Exhibit 4.4 hereto.

     4.5 Opinion of Counsel for the Company. At the Closing, the Purchasers shall have received the opinion, dated the Closing Date, of Loeb & Loeb, LLP, special counsel for the Company, substantially in the form of Exhibit 4.5(a) attached hereto.

     4.6 Legal Investment; Certificate. The purchase of the New Securities to be issued pursuant hereto at the Closing shall be permitted under the laws and regulations of any jurisdiction to which a Purchaser is subject (without resort to any provision of any such law permitting limited investments by a Purchaser without restriction as to the character of the particular investment), and such Purchaser shall, if requested, have received an Officers' Certificate, dated the Closing Date, certifying as to such matters as a Purchaser may request to enable the Purchaser to determine whether such purchase is so permitted.

     4.7 Sale and Purchase Not Forbidden by Law. The offer, issue, sale and delivery by the Company of the New Securities to be issued pursuant hereto at the Closing shall not be prohibited by, and shall not subject the Purchasers to any tax, penalty, liability or other onerous condition under or pursuant to, any law, statute, rule or regulation.

     4.8 Payment of Transactions Costs. Without limiting the generality of the provisions of Section 21, the Company shall have paid in immediately available funds all fees, expenses and disbursements incurred by the Purchasers at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of their respective special counsel.

     4.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as they may reasonably request.

     4.10 Consents. All consents necessary to consummate the transactions to be consummated at the Closing shall be obtained and delivered on or before the Closing.

5. Representations and Warranties. The Company represents and warrants to each of the Purchasers that as of the date hereof and as of the Closing Date (both before and after giving effect to the transactions consummated at the Closing) (and all references to the Operative Documents (or any of them) shall include this Agreement, the New Securities and the other agreements, documents and instruments, as applicable, executed (or to be executed) in connection herewith):

     5.1 Organization, Standing, etc. of the Company. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted (as described in the Disclosure Documents), to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents. Except as required in Section 4.3(d) for the adoption of the amendments to the Company's Certificate of Incorporation and Bylaws specified therein, no approval of the stockholders or members of the Company or any of its Subsidiaries or any class thereof is required in connection therewith which has not previously been obtained.

     5.2 Names; Jurisdictions of Incorporation; Subsidiaries, etc. Exhibit 5.2 attached hereto correctly specifies as to the Company and each of its Subsidiaries (a) its legal name, (b) the jurisdiction of its incorporation or organization, (c) each jurisdiction (other than its jurisdiction of incorporation or organization) in which it is qualified to do business and (d) each jurisdiction in which any of its material properties are (or are to be) located. The Company does not have any Subsidiary that is not named on Exhibit
5.2 attached hereto.

     5.3 Qualification. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

     5.4 Business, etc. The Company and its Subsidiaries are engaged in the business of owning and operating ski resorts and related activities (the "Business"), as further described in Booth Creek Ski Holdings' Form 10-K for its fiscal year ended October 29, 1999 and Booth Creek Ski Holdings' Form 10-Q for its fiscal quarter ended April 28, 2000 (the "Disclosure Documents").

     5.5 Shares: Stockholders:

          (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares (and, with respect to each holder of Shares of the Company, clearly indicates if such Person is a member of the Gillett Family), together with the number (and class, if any) of such Shares held by each such Person. All of the outstanding Shares of the Company and each of its Subsidiaries are, and all Underlying Securities issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and, except as provided in the Stockholders Agreement, not subject to any preemptive right, right of first refusal or similar right on the part of any other Person, and all of such Shares have been (or will have been) offered, issued and sold in accordance with all applicable laws. Except as set forth on Exhibit 5.5(a) attached hereto, the owners of the Shares indicated on
Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction (other than as provided in the Stockholders Agreement). Except as provided by the Stockholders Agreement and except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision. George N. Gillett, Jr. is and at all times during his lifetime shall be the managing general partner of the Gillett Family Partnership and shall at all times during his lifetime have voting and dispositive power with respect to the Shares held by the Gillett Family Partnership.

          (b) Except as provided in Section 11, except for the Warrants and except as set forth on Exhibit 5.5(b) attached hereto (after giving effect to the consummation of the transactions to be consummated at the Closing), (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares, (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets, (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof, and (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

          (c) After giving effect to the consummation of the transactions to be consummated at the Closing, the aggregate number of shares of Class B Common Stock issuable upon exercise in full of all issued and outstanding Warrants will be 4260.70, which, if such shares were issued immediately following the Closing, would constitute 30.19% of the Common Stock calculated on a fully-diluted basis, assuming (x) the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock of the Company, including, without limitation, the Warrants then outstanding and (y) the issuance of 100 shares of Class A Common Stock upon the exercise of the Management Options. After the Closing the Company will have reserved 4260.70 shares of Class B Common Stock solely for issuance upon exercise of the Warrants and 4260.70 shares of Class A Common Stock solely for issuance upon conversion of the shares of Class B Common Stock issued upon exercise of the Warrants. Each share of each class of Common Stock is and shall at all times be convertible into one share of duly authorized, validly issued, fully paid and non-assessable Common Stock of the other class.

          (d) Except for 100 shares of Class A Stock owned by management employees, the Cancelled Securities will constitute all of the issued and outstanding shares of the Common Stock of the Company immediately prior to the Closing. After giving effect to the consummation of the transactions to be consummated at the Closing, the aggregate number of Common Shares issued and outstanding will be 9751.30, consisting of 642.80 Class A Common Shares and 9108.50 New Class B Common Shares. Such Common Shares will constitute
(i) 32.50% of the authorized Common Stock, and (ii) 69.10% of the then issued and outstanding Common Stock calculated on a fully-diluted basis (as aforesaid in Section 5.5(c).) After the Closing the Company will have reserved 9108.50 shares of Class A Common Stock solely for issuance upon conversion of the New Class B Common Shares.

          (e) Since September 14, 1998, no event or transaction has occurred which, under the terms of the Warrants, requires any adjustment to the Exercise Price (as defined therein) or to the number or kind of securities or other property deliverable upon exercise of the Warrants.

     5.6 Valid and Binding Obligations; Compliance with Other Instruments; Borrowing Restrictions, etc.

          (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies). Each of the other Operative Documents to which the Company is a party has been duly authorized by the Company and, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

          (b) Neither the Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries is in compliance with (and neither it nor any of its predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Company and/or any of its Subsidiaries or any of their respective properties and assets under or on account of any Environmental Laws, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of or the repurchase or redemption of any securities issued by the Company or any of its Subsidiaries or to terminate any lease or agreement of the Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Permitted Debt Documents and by the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any term of its Organizational Documents or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to any of them or any of their respective properties and assets.

          (d) Neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Permitted Debt Documents and laws, statutes, rules or regulations affecting creditors or businesses generally) (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; (iii) which contains Restricted Payment Provisions or which restricts its right or ability to make any distributions to its stockholders or in respect of any of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or Capital Expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted, or (iv) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.7 Consents, etc. Other than the consent of Fleet under the Fleet Revolving Credit Agreement, no consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any creditor of or lender to the Company or any of its Subsidiaries and any governmental authority) is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by this Agreement and the other Operative Documents.

     5.8 Offer of Securities; Investment Bankers. Neither the Company nor any of its Subsidiaries nor any Person acting on their behalf (a) has directly or indirectly offered the New Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers, (b) has taken or will take any action which would bring the issuance and sale of the New Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws,
(c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the New Securities, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such sale.

     5.9 Changes; Solvency, etc. Since April 28, 2000, (a) there has been no change in the assets, liabilities or financial condition of the Company or any of its Subsidiaries, other than the Grand Targhee Sale and changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse, and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company and its Subsidiaries are Solvent.

     5.10 Tax Returns and Payments. The Company and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon their respective properties, assets, income, receipts, franchises or sales, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in section 14.2(d). Except as set forth in Exhibit 5.10, the income tax liability of the Company and its Subsidiaries is not currently being audited, and the Company and its Subsidiaries have not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of the Company and its Subsidiaries in respect of taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

     5.11 Funded Debt, Current Debt, Liens, Investments, Transactions with Affiliates, Leases and Derivative Transactions. Exhibit 5.11 attached hereto correctly describes as to the Company and each of its Subsidiaries:

          (a) all of its Funded Debt and/or Current Debt outstanding as of April 28, 2000;

          (b) all Liens to which any of its properties and assets are subject as of April 28, 2000 (other than those arising under the Pledge Agreement and those of the character described in section 14.9(c)).

          (c) all of its Investments (and all agreements and commitments to make Investments) to be owned or held (or in effect) as of April 28, 2000 (other than Investments of the character described in clauses (a), (b), (c), (e), (f), (g), (i), (j) and (k) of the definition of Restricted Investments);

          (d) all transactions with Affiliates of the Company and its Subsidiaries which were consummated during the 12-month period ended on the date hereof or which it is now obligated or now intends to consummate at any time in the future (including, without limitation, all transactions involving consulting or management services provided (or to be provided) to the Company or any of its Subsidiaries by any of their respective Affiliates, other than pursuant to the Amended and Restated Gillett Management Agreement); and

          (e) each lease, other than Capital Leases, under which it is lessee or sublessee and is or shall be obligated to pay $50,000 or more during any period of twelve consecutive months after the date hereof, and, with respect to each such lease, the name of the lessor, the lessee or sublessee, a general description of the property leased, the annual Rental Obligations payable thereunder and the term thereof.

     The Company is not a party to any Derivative Transaction.

     5.12 Title to Properties; Liens; Leases. The Company and its Subsidiaries have good and marketable title to all of their respective properties and assets, free of all Liens (other than the Liens permitted under section 14.9), including, without limitation, the properties and assets reflected in the balance sheets, dated April 28, 2000 set forth in the quarterly report on Form 10-Q filed by Booth Creek Ski Holdings, except for the properties and assets disposed of since April 28, 2000 in the ordinary course of business. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which they operate, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any unusual or burdensome provision, which, in either case, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.13 Litigation, etc. There is no action, proceeding or investigation pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company), including, without limitation, those referred to on Exhibit 5.13 attached hereto, which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order, including, without limitation, any referred to on Exhibit 5.13 attached hereto, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.13 attached hereto sets forth a complete list of all material pending and, to the best knowledge of the Company, threatened actions, proceedings and investigations and all outstanding judgments, decrees and orders against or affecting the Company and/or any of its Subsidiaries.

     5.14 ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV or ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 or the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could result in a Material Adverse Change. The Company and the ERISA Affiliates have made all required contributions to

Multiemployer Plans. Neither the Company nor any ERISA Affiliates has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate could result in a Material Adverse Change. To the best of the Company's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

          (d) Neither the Company nor any of its Subsidiaries has any expected post retirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

          (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

     5.15 Proprietary Rights; Licenses. To the actual knowledge of the Company, the Company and its Subsidiaries have all Proprietary Rights and Licenses as are adequate for the conduct of their respective businesses (including, without limitation, in connection with the Acquired Businesses) as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed by the Company or the applicable Subsidiary and there is no known infringement thereon by any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No default in the performance or observance by the Company and/or any of its Subsidiaries (or any of their respective predecessors in interest) of its obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any material Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.16 Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

     5.17 Labor Relations. No dispute involving employees of the Company or any of its Subsidiaries or the relationship of the Company or any of its Subsidiaries with any such employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change.

     5.18 Financial Statements. The consolidated financial statements of (i) Booth Creek Ski Holdings and its Subsidiaries set forth in Booth Creek Ski Holdings' report on Form 10-Q for the quarter ended April 28, 2000, and (ii) the Company attached hereto as Exhibit 5.18, which financial statements (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end audit adjustments) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments).

     5.19 Disclosure. Neither this Agreement nor any of the other Operative Documents nor any other document, certificate or written statement furnished to you by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by the Operative Documents (including, without limitation), the Disclosure Documents), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that no representation or warranty is made with respect to any projects or other prospective financial information. There is no fact known to the Company (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements to be delivered at the Closing pursuant hereto.

6. Use of Proceeds. [intentionally omitted]

7. Financial Statements and Information. The Company will furnish to each Purchaser, so long as such Purchaser shall hold any of the Securities, and to each other holder from time to time of the Securities:

          (a) as soon as available and in any event (i) within 50 days after the end of each monthly accounting period and (ii) 60 days after the end of each quarterly accounting period, in each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year (commencing with the financial statements for periods ending after May 26, 2000) and the corresponding figures from the budgets for such period and for the fiscal year which includes such period;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year (commencing with the financial statements for the fiscal year ended October 27, 2000), all in reasonable detail and accompanied by the standard unqualified report on such consolidated financial statements of the Company and its Subsidiaries of Ernst & Young L.L.P. (or other accountants of recognized national standing selected by the Company and satisfactory to the Required Holders of each class of Securities), which report shall (i) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (ii) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters), (iii) include the opinion of such accountants that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with GAAP and (iv) be accompanied by a separate certificate from such accountants which shall state (A) that such accountants are familiar with the terms of the Operative Documents and provide negative assurance relative to compliance with the applicable covenants of the Operative Documents as they relate to accounting matters and (B) whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of (x) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Company or any of its Subsidiaries, (y) any Change of Control or (z) any Default or Event of Default and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof;

          (c) together with each delivery of financial statements pursuant to Sections 7(a) and 7(b), an Officers' Certificate which shall:

               (i) certify that such financial statements have been prepared in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes);

               (ii) state that, after due inquiry, the signers do not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officers' Certificate, of (A) any "reportable condition" in the internal control structure of the Company or any of its Subsidiaries, (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

               (iii) in the case of each such Officers' Certificate accompanying the quarterly financial statements delivered pursuant to Section 7(a) and the annual financial statements delivered pursuant to Section 7(b):

                    (A) show in reasonable detail all computations required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of Sections 14.5, 14.6, and 14.15; and

                    (B) include in reasonable detail management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by such financial statements, including a discussion of any significant variation from the budgets for such period delivered pursuant to section 7(h); and

               (iv) if there shall exist any Subsidiary of the Company as of the date of such Officers' Certificate which did not exist as of the date of the last Officers' Certificate delivered pursuant to this Section 7(c), specify with respect to each such Subsidiary the information called for by Exhibit 7(c)(iv) and contain a brief description of the nature of each such Subsidiary's business;

          (d) as promptly as practicable (but in any event not later than fifteen (15) days) after receipt thereof, copies of all material reports or written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Company or any of its Subsidiaries) submitted by independent accountants or other management consultants;

          (e) at such time as any securities of the Company or any Subsidiary of the Company are publicly held, as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i) all material press releases issued by the Company or any Subsidiary of the Company, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or as any Subsidiary of the Company shall send or make available generally to its stockholders other than the Company and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any Subsidiary of the Company furnishes or files, or any officer or director or stockholder of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

          (f) as promptly as practicable (but in any event not later than fifteen (15) days) after any executive officer of the Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto:
(i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof,
(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

          (g) as promptly as practicable (but in any event not later than three days) after any officer or management employee of the Company or any of its Subsidiaries obtains knowledge of the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

          (h) (i) as promptly as practicable (but in any event not later than the first day of each fiscal year of the Company (commencing with the fiscal year which begins on October 28, 2000)), (A) an annual operating budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year and (B) projections representing a reasonable estimate by the Company of the future financial performance of the Company and its Subsidiaries for each of the three succeeding fiscal years and (ii) promptly upon preparation thereof, any other significant budgets and/or projections which the Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets and/or projections;

          (i) such other material information and notices relating to the Company and/or any of its Subsidiaries as shall be furnished to or received from any bank, financial institution or other Person to which the Company or any of its Subsidiaries is indebted for borrowed money, including, without limitation, any notice of default or event of default or any claim for indemnification, such information and notices to be furnished to the holders of the Securities at the same time as it is furnished to, or immediately after it is received from, any such bank, financial institution or other Person or party; and

          (j) such other information as from time to time may reasonably be requested by any Purchaser or by any Significant Holder.

8. Inspection. The Company will permit any Person designated by a Purchaser or by any Significant Holder on reasonable notice and at such Purchaser's expense or at the expense of such Significant Holder (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Company's expense), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine its and their books and records (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with and to be advised as to the same by, its and their officers, consultants, counsel and accountants, all at such reasonable times and intervals as such Purchaser or such Significant Holder may desire.

9. Prepayment of Notes.

     9.1 Optional Prepayment With Premium of Notes. At any time and from time to time, the Company may, at its option, upon notice as set forth in Section 9.4, prepay all or any part (in an integral multiple of $1,000,000 and a minimum of $5,000,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes upon the concurrent payment of an amount equal to the Make Whole Amount.

     9.2 Optional Prepayment of the Notes upon Sale of the Company or Public Offerings.

          (a) Intentionally Omitted.

          (b) Prepayments at the Option of the Holders of the Notes. If any Sale of the Company or any offering and sale by the Company to the public of its Common Stock (whether or not the same shall constitute a Qualified Public Offering) is to occur, then not less than 30 days nor more than 60 days prior to the occurrence of such Sale of the Company or public offering, the Company will notify each holder of any Notes thereof and shall specify the date upon which it is scheduled to occur. If any holder of any Notes furnishes a written request for prepayment to the Company not more than 30 days after receipt by such holder of such notice from the Company, the Company will prepay the principal amount of the Notes of such holder specified in such written request, together with a premium equal to the Make Whole Amount. Each prepayment pursuant to this Section 9.2(b) shall occur on the date upon which the Sale of the Company or the public offering is consummated, and no prepayment requested pursuant to this Section 9.2(b) by any holder shall be due unless the Sale of the Company or the public offering shall occur.

          (c) For purposes of this Section 9.2:

               (i) "Qualified Public Offering" shall mean an underwritten offering and sale by the Company to the public of its Common Stock pursuant to an effective registration statement filed by the Company with the Commission under the Securities Act, provided that the aggregate net proceeds to the Company from such offering and sale is at least $75,000,000.

               (ii) "Sale of the Company" shall mean the sale of all or substantially all of the assets of the Company and its Subsidiaries to a third party or parties (other than any Affiliate of the Company).

               (iii) "Sale/Offering Closing Date" shall mean the date of the closing of the Sale of the Company or of the Qualified Public Offering, as applicable.

     9.3 Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under Section 9.1, the principal amount to be prepaid shall be allocated among the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

     9.4 Notice of Optional Prepayments of Notes. In the case of each prepayment under Sections 9.1 or 9.2, the Company shall give written notice thereof to each holder of any Notes not less than 30 nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth:
(a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date, the amount of accrued interest, and an estimation and calculation of the Make Whole Amount, which calculation shall be satisfactory to each holder of the Notes to be repaid.

     9.5 Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at the Company's principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     9.6 Purchase of Notes. The Company will not, and will not permit any Affiliate of the Company to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except (a) by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement or (b) pursuant to an identical offer made by the Company pro rata and on the same terms to each holder of the Notes at the time outstanding. Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 30 days. If the Required Holders of the Notes accept such offer, the Company shall promptly notify the remaining holders of the Notes of such fact and the expiration date for the acceptance by such remaining holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 days from its receipt of such notice to accept such offer.

     9.7 Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

10. [Intentionally Omitted.]

11. Registration, etc.

     11.1 Registration on Request.

          (a) In case the Company shall receive from one or more holders of any Registrable Shares a written request or requests that the Company effect any registration, qualification and/or compliance of any Registrable Shares held by (or issuable to) such holder or holders, and specifying the intended method of offering, sale and distribution, the Company will:

               (i) promptly give written notice of the proposed registration, qualification and/or compliance to each holder of any Registrable Shares; and

               (ii) as soon as practicable, effect such registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any holder or holders of any Registrable Shares.

          (b) The obligations of the Company under this Section 11.1 are subject to the following qualifications:

               (i) except as provided in Section 11.1 (b)(iv), the Company shall only be obligated to effect four registrations pursuant to this Section 11.1, of which (A) two shall be effected only if the Company shall have been requested to do so by the holder or holders of 85% or more of the Registrable Shares consisting of Purchased Common Shares at the time outstanding and (B) two shall be effected only if the Company shall have been requested to do so by the holder or holders of 85% or more of the Registrable Shares consisting of Underlying Securities at the time outstanding and/or issuable;

               (ii) except as provided in Section 11.1 (b)(v), the Company shall not include in any registration, qualification or compliance requested pursuant to this Section 11.1 any other securities (including, without limitation, those to be issued and sold by the Company), without the prior written consent of the holder or holders of 85% or more of the Registrable Shares to be included in such registration, qualification or compliance;

               (iii) the Company shall pay all Registration Expenses related to any registration, qualification and compliance requested pursuant to this
Section 11.1;

               (iv) if, in connection with any registration of Registrable Shares pursuant to this Section 11.1, the holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested (including as a result of any limitations imposed as provided in Section 11.1 (b)(v)), then such holder or holders of the Registrable Shares shall be entitled to an additional registration of Registrable Shares pursuant to this Section 11.1; and

               (v) if, in connection with any underwritten offering pursuant to this Section 11.1, the managing underwriter(s) shall suggest a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration:

                    (A) first, the Registrable Shares then requested to be registered by the holders thereof (and, if not all of such Registrable Shares can be included therein on account of such limitation, then the Registrable Shares to be included in such registration shall be allocated among the holders thereof at the time requesting registration in proportion to the aggregate number of Registrable Shares then owned by or issuable to each such holder); and

                    (B) second, if all of the Registrable Shares then requested to be registered have been so included, any other securities (including, without limitation, those to be issued and sold by the Company) which are to be included in such registration (including, without limitation, any securities to be sold by the Gillett Family Partnership, George N. Gillett, Jr. or any other member of his Family).

     11.2 Incidental Registration.

          (a) If the Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its Shares (whether in connection with an offering by the Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case (including the Company's initial public offering), the Company will:

               (i) promptly give written notice of the proposed registration, qualification and/or compliance (which shall include a list of the jurisdictions in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of any Registrable Shares; and

               (ii) include among the Shares which it then registers or qualifies all Registrable Shares specified by any holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Company.

          (b) The obligations of the Company under this Section 11.2 are subject to the following qualifications:

               (i) the Company shall pay all Registration Expenses related to any registration, qualification or compliance requested pursuant to this
Section 11.2; and

               (ii) if, in connection with any underwritten offering pursuant to this Section 11.2, the managing underwriter(s) shall suggest a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration:

                    (A) first, the securities to be issued and sold by the Company;

                    (B) second, if all of the securities to be issued and sold by the Company have been so included, the Registrable Shares then requested to be registered by the holders thereof and any shares of Common Stock then requested to be registered by the Gillett Family Partnership (the "Gillett Shares") (and, if not all of such Registrable Shares and Gillett Shares can be included therein on account of such limitation, then the Registrable Shares and Gillett Shares to be included in such registration shall allocated among the holders thereof at the time requesting registration in proportion to the aggregate number of Registrable Shares and Gillett Shares then owned by or issuable to each such holder); and

                    (C) third, if all of the securities to be issued and sold by the Company and all of the Registrable Shares and Gillett Shares then requested to be registered have been so included, any securities to be offered for the account of any Person other than the Company and the holders of the Registrable Shares and Gillett Shares.

     11.3 Permitted Registration: Registration on Form S-3.

          (a) If and to the extent that any holder or holders of any Registrable Shares shall have, at the time of delivery of the written request referred to in Section 11.2, no present intention of selling or distributing such securities, the Company shall be obligated to effect the registration, qualification and compliance of such securities of such holder or holders only
(i) if and to the extent, in each case, that such registration, qualification and compliance are at the time permitted by the applicable statutes or rules and regulations thereunder or the practices of the governmental authority concerned and (ii) the Company is eligible to file such registration statement on Form S-3 (or any successor form) under the Securities Act.

          (b) In addition to the rights of the holders of Registrable Shares under Sections 11.1 and 11.2, upon the written request by any holder of any Registrable Shares, the Company shall use its best efforts to effect the registration, qualification and compliance of all of the Registrable Shares of the holder making such request, provided that the Company shall be obligated to effect a registration, qualification and compliance requested pursuant to this
Section 11.3 (b) only if the Company is then eligible to file the related registration statement on Form S-3 (or any successor form) under the Securities Act. The Company shall pay all Registration Expenses related to each registration, qualification and compliance requested pursuant to this Section 11.3(b).

     11.4 Registration Procedures. In the case of each registration, qualification and/or compliance contemplated by this Section 11, the Company will keep the holder or holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such holder, upon request, of the progress of such proceedings. In addition, the Company will follow procedures customarily observed by issuers in registered public offerings, and accord to the holder or holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or were an underwritten public offering. At the expense of the Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Company will (a) keep such registration, qualification and compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period as is necessary to permit the exercise of the Warrants and the sale and distribution of the Registrable Shares pursuant thereto, provided that, except in the case of a registration permitted by Section 11.3, such period shall not exceed 90 days, (b) take all necessary action under any applicable blue sky or other state securities law to permit such sale and/or distribution, all as requested by the holder or holders of Registrable Shares included therein, provided that the Company shall not be required to so register or qualify the Registrable Shares in any jurisdiction if, solely as a result thereof, the Company must qualify generally to do business therein or consent to general service of process therein, (c) comply with applicable requirements of all regulatory entities, including, without limitation, the National Association of Securities Dealers, Inc., (d) furnish each holder of Registrable Shares included therein such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which securities of the same class are then listed and (f) furnish (or cause to be furnished) to each holder of Registrable Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering. Each holder of Registrable Shares will furnish to the Company upon request by the Company such information regarding such holder and any distribution of Registrable Shares proposed by such holder as may be required to consummate any registration, qualification and/or compliance contemplated by this Section 11.

     11.5 Indemnification. Without limiting the generality of Section 21, the Company will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this Section 11 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein. Each holder of Registrable Shares will, if securities held by such holder are included in a registration effected pursuant to this Section 11, indemnify, defend and hold harmless the Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the liability of any such holder under this Section 11.5 shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration.

     11.6 Restrictions on Other Agreements. The Company will not grant any right relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this Section 11. The Company will not permit any of its Subsidiaries to effect, or to grant any right relating to, the registration of its securities (except upon the exercise of foreclosure remedies under the Permitted Debt Documents and Permitted Refinancing Documents).

12. Retention of Certain Documents. The Company will keep at its principal executive office a true copy of each of the Operative Documents and each other agreement pursuant to which the Company or any of its Subsidiaries has borrowed money or issued securities (or has the right or obligation to do the same) as at the time in effect, including all exhibits thereto and all amendments, supplements, waivers and consents in respect thereof, and upon request will furnish copies thereof to, and will cause the same to be available for inspection at such office during normal business hours by, any institutional holder of any of the Securities.

13. [Intentionally Omitted.]

14. Covenants of the Company. From and after the Closing, unless the Required Holders of each class of Securities otherwise consent in writing, the Company will duly perform and observe for the benefit of the holders of the Securities each and all of the covenants and agreements hereinafter set forth, provided that if all of the Notes shall have been paid in full, the Company will not be obligated to perform and observe the covenants and agreements set forth in Sections 14.2 (other than 14.2(b) and (e)), 14.5, 14.9, 14.18, 14.19 or 14.21.

     14.1 Books of Record and Account; Reserves. The Company will, and will cause each of its Subsidiaries to (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

     14.2 Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights. The Company will, and will cause each of its Subsidiaries to:

          (a) pay and discharge promptly as they become due and payable all material taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same (unless foreclosure is effectively stayed);

          (b) do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except that nothing in this Section 14.2(b) shall prohibit the consummation of any merger, consolidation or other business combination permitted under Sections 14.12, 14.13 or 14.15);

          (c) maintain and keep its material properties in good repair, working order and condition, so that the business carried on in connection therewith may in the reasonable judgment of the Company be properly and advantageously conducted at all times;

          (d) comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental
Laws), except where the failure to so comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change; provided that no such Person shall be required by reason of this Section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP. Without limiting the generality of the foregoing, the Company will, and will cause its Subsidiaries to, comply in all material respects with and maintain a system to assure and monitor continued compliance in all material respects with, and to prevent the possibility of any material liability under, all Environmental Laws;

          (e) engage only in the Business substantially in the manner described in the Disclosure Documents and keep all of its assets in the United States of America or Canada; and

          (f) own or have a valid license for or the legal right to all material Proprietary Rights and Licenses used by it in the conduct of its business.

     14.3 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against liability, loss or damage of each kind customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as is prudent and customary for such Persons.

     14.4 [Intentionally Omitted]

     14.5 Limitation on Funded Debt and Current Debt. The Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Funded Debt or Current Debt other than:

          (a) Funded Debt evidenced by the Notes (including all capitalized interest thereon);

          (b) Funded Debt and/or Current Debt owing by (i) the Company to any Wholly-Owned Subsidiary, or (ii) any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary, provided that, both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing;

          (c) Funded Debt or Current Debt existing as of the Closing Date (including, for these purposes, any Funded Debt or Current Debt drawn down after the date hereof under the Fleet Revolving Credit Agreement, so long as the aggregate principal amount under the Fleet Revolving Credit Agreement does not exceed $25 Million at any time) or any Funded Debt or Current Debt constituting any extension, refinancing, refunding or renewal thereof; provided, however, that the terms of any such extension, refinancing, refunding or removal are no more restrictive upon the Company and/or any of its Subsidiaries and no more adverse to the interests of the holder of any of the Securities than the Funded Debt or Current Debt being extended, refinanced, refunded or renewed; and

          (d) any other Funded Debt and/or Current Debt not exceeding $5,000,000 in aggregate principal amount outstanding incurred with respect to capital leases or the purchase of property, or Funded Debt and/or Current Debt constituting any extension, refinancing, refunding or renewal thereof; provided, however, that the terms of any such extension, refinancing, refunding or renewal shall be no more restrictive upon the Company and/or any of its subsidiaries and no more adverse to the holder of any of the Securities than the Funded Debt or Current Debt being extended, refinanced, refunded or renewed.

     Any extension, refinancing, refunding or renewal of Funded Debt and/or Current Debt permitted pursuant to Section 14.5(c) or (d) shall (i) be limited in amount to the sum of the maximum aggregate principal amount of the Funded Debt and/or Current Debt being extended, refinanced, refunded or renewed, plus all accrued but unpaid interest, fees, costs and expenses outstanding thereunder immediately prior to such extension, refinancing, refunding or renewal and (ii) be secured only by the same property, if any, serving as collateral for the Funded Debt and/or Current Debt being extended, refinanced, refunded or renewed immediately prior to such extension, refinancing, refunding or renewal.

     For purposes of this Section 14.5, any Person becoming a Subsidiary of the Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Funded Debt and Current Debt, and any Person extending, refinancing, refunding or renewing any Funded Debt or Current Debt shall be deemed to have incurred such Funded Debt or Current Debt, as the case may be, at the time of such extension, refinancing, refunding or renewal.

     14.6 Limitation on Restricted Payments; Required Distributions to Company by Subsidiaries.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment, except that:

               (i) the Company may accrue and/or pay management fees and expenses, and may reimburse pre-approved out-of-pocket expenses, in the manner and at the times required by the Gillett Management Agreement (as in effect on the Closing Date) if both at the time of making such accrual and/or payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and, in the case of actual payment in cash (as opposed to payment by delivery of a Note), the Required Holders of each class of Securities give their prior written consent thereto;

               (ii) the Company may purchase Management Options or shares of Class A Common Stock issued upon exercise of Management Options if (A) both at the time of making such purchase and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) each such purchase is made on account of the death or termination of employment of the individual to whom such securities were initially issued and (C) the aggregate amount paid or to be paid in cash or otherwise for all such purchases does not exceed $250,000; and

               (iii) the Company may purchase Common Shares, Warrants and/or Underlying Securities offered to it pursuant to Section 10 of the Stockholders Agreement if, both at the time of and after giving effect to such purchase, no Default or Event of Default shall have occurred and be continuing.

          (b) The Company will not, and will not permit any of its Subsidiaries to, enter into or be bound by any Restricted Payment Provisions (or any provisions having the same effect) other than the Restricted Payment Provisions contained in the Permitted Debt Documents or the Permitted Refinancing Documents.

          (c) If and to the extent the Required Holders of each class of Securities so instruct the Company in writing, the Company shall cause each of its Subsidiaries to pay cash dividends to the Company (or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary) in the maximum amount that each of its Subsidiaries may pay, subject to the provisions of applicable law and of the Permitted Debt Documents and any Permitted Refinancing Documents, and the Company shall deposit such amount in the Interest Payment Reserve Account, provided that no Subsidiary shall be obligated to pay such dividends on any date if, as of such date, the Company shall have on deposit in the Interest Payment Reserve Account an aggregate amount equal to the sum of (i) all accrued and unpaid interest on the Notes (determined without regard to the provisions in the Notes permitting the Company to capitalize accrued interest) and (ii) the aggregate amount of interest that will accrue on the Notes during the period of twelve months commencing on such date (determined without regard to the provisions in the Notes permitting the Company to capitalize accrued interest).

     14.7 [Intentionally Omitted]

     14.8 Limitation on Investments.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, own, declare, make or authorize any Restricted Investment except for (i) Restricted Investments made after the Closing Date if the aggregate amount paid in respect thereof is not in excess of $2,000,000,
(ii) the purchase of the preferred stock of Ski Lifts, Inc. by DRE, L.L.C. from the former shareholders of Ski Lifts, Inc. and (iii) any Investment, directly or indirectly, in one or more entities in which East West Partners, Inc. or affiliates thereof are partners or members and which concerns or is in any way related to the sale, development, construction, management or operation of (x) a portion of the real property currently owned by the Northstar Subsidiary and/or (y) any businesses or activities related to the Northstar Ski and SummerResort owned by the Northstar Subsidiary, as more particularly described in Exhibit 14.15 attached hereto.

          (b) Each Person which becomes a Subsidiary of the Company after the Closing Date will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Investments of such Person in existence on such date. Investments in any Person that ceases to be a Subsidiary of the Company (but in which the Company or another Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Subsidiary of the Company.

     14.9 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character (whether owned on the date hereof or hereafter acquired), including any income or profits therefrom (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders of the Notes and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property) other than:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 14.2(a);

          (b) any attachment or judgment Lien, provided that the same does not constitute an Event of Default under Section 16.1(i);

          (c) Liens, charges and encumbrances (other than those (x) created by any Environmental Law or by Section 4068 of ERISA and (y) of the kind referred to in any other clause of this Section 14.9) which (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Company and its Subsidiaries and the ownership of its and their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (iii) do not in the aggregate materially detract from the value of the property of the Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and
(iv) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes or the validity, enforceability or priority of the Liens arising under the Security Documents, including the following Liens (but subject in any event to the foregoing terms of this clause
(c)):

                    (A) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens or judgments thereunder which are not currently dischargeable;

                    (B) pledges or deposits to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) made in the ordinary course of business (to the extent otherwise permitted by the terms of this Agreement);

                    (C) deposits to secure public or statutory obligations of the Company or any of its Subsidiaries;

                    (D) materialmen's, mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business (to the extent such Liens are not required to be discharged under Section 14.2(a)), or deposits to obtain the release of such Liens;

                    (E) deposits to secure or in lieu of surety, performance, appeal or customs bonds to which the Company or any of its Subsidiaries is a party;

                    (F) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted (to the extent such Liens are not required to be discharged under Section 14.2(a));

                    (G) landlords' Liens (imposed by law) under leases to which the Company or any of its Subsidiaries is a party (to the extent otherwise permitted by the terms of this Agreement); and

                    (H) zoning restrictions, easements, rights of way, encumbrances, licenses and restrictions on the use of real property for minor defects or irregularities in title thereto which (individually and in the aggregate) do not materially impair the use of such property in the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business;

          (d) Liens existing on the Closing Date;

          (e) Intentionally Omitted;

          (f) any Lien renewing, extending, refinancing or refunding any Lien permitted by clause (d) or (g) of this Section 14.9, including all Liens arising under any Permitted Refinancing Documents, provided that (i) the principal amount of the Funded Debt and Current Debt secured by such Lien immediately after such extension, renewal, refinancing or refunding does not exceed the sum of the maximum aggregate principal amount permitted to be incurred under the terms hereof and of the Funded Debt and/or Current Debt being extended, renewed, refinanced or refunded plus all accrued but unpaid interest, fees, costs and expenses outstanding thereunder immediately prior to such extension, renewal, refinancing or refunding or the maturity thereof reduced, plus all costs and expenses incurred by the Company in connection with such extension, renewal, refinancing or refunding, (ii) such Lien is not extended to any other property, and (iii) immediately after such renewal, extension, refinancing or refunding, no Default or Event of Default would exist;

          (g) any Lien created to secure all or any part of the purchase price, or to secure Funded Debt and/or Current Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible or intangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Funded Debt and Current Debt secured by any such Lien shall be permitted under Sections 14.5 (c) or (d); and

               (iii) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or construction of such property;

          (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Funded Debt and/or Current Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) the principal amount of the Funded Debt and Current Debt shall be permitted under Section 14.5(d);

          (i) Liens in favor of the Company or any of its Wholly-Owned Subsidiaries;

          (j) Liens securing capitalized lease obligations permitted to be incurred under Sections 14.5(c) or (d);

          (k) any Lien arising under any of the Security Documents to secure the Notes; and

          (l) any other Lien approved in writing by the Required Holders of each class of Securities.

     Notwithstanding the foregoing provisions of this Section 14.9 or any other provisions of the Operative Documents, the Company will not permit (x) any of the Shares of Booth Creek Ski Holdings to be subject to any Lien, other than those arising under the Pledge Agreement and (y) any of the Shares of any of its Subsidiaries to be pledged to secure the Senior 144A Notes.

     14.10 Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the making of any Investment, the purchase, sale or exchange of any properties and assets or the rendering of any services) with an Affiliate of the Company or of any of its Subsidiaries (other than (x) any transaction exclusively between or among the Company and/or one or more Wholly-Owned Subsidiaries and (y) the payment of reasonable compensation to officers and directors of the Company (excluding George N. Gillett, Jr. and any member of his Family) and (z) any transaction exclusively between or among the Company, any Wholly-Owned Subsidiaries and/or Ski Lifts, Inc.), unless (a) the terms thereof are not less favorable to the Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate and (b) each of the disinterested directors shall have approved such transaction; provided that nothing in this section 14.10 shall prohibit the Company from making any payment required to be paid pursuant to the Gillett Management Agreement, if such payment is permitted to be paid under section 14.6.

     14.11 Limitation on Issuance of Preferred Shares By Subsidiaries. The Company will not permit any Subsidiary to have any outstanding Preferred Shares other than the preferred stock of Ski Lifts, Inc.

     14.12 Limitation on Disposal of Ownership of a Subsidiary: No Subsidiaries Other Than Wholly-Owned Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (a) the issue of directors' qualifying shares by any such Subsidiary;

          (b) any Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition";

          (c) the Transfer of all of the Subsidiary Stock of a Subsidiary of the Company owned by the Company and its other Subsidiaries if:

               (i) such Transfer satisfies the requirements of Section 14.15 hereof,

               (ii) in connection with such Transfer, the entire Investment (whether represented by stock, Indebtedness, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (A) the Company, (B) another Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and

               (iii) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company;

          (d) the acquisition of the preferred stock of Ski Lifts, Inc. by DRE, L.L.C. from the former shareholders of Ski Lifts, Inc.; and

          (e) any Transfer of Subsidiary Stock approved in writing by the Required Holders of each class of Securities.

The Company will not have any direct or indirect Subsidiary which is not a Wholly-Owned Subsidiary other than Ski Lifts, Inc. which has issued preferred stock which is owned by former shareholders of Ski Lifts, Inc.

     14.13 Limitation on Consolidation or Merger, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge into any other Person or Transfer all or substantially all of its property in a single transaction or series of transactions to any Person (except that a Subsidiary may (x) consolidate with or merge into, or Transfer all or substantially all of its property in a single transaction or series of transactions to the Company (if the Company is the surviving corporation of such transaction) or a Wholly-Owned Subsidiary (if the surviving corporation to such transaction is a Wholly-Owned Subsidiary) or (y) Transfer all of its property in compliance with Section 14.15), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with or into, or the Transfer of all or substantially all of its property in a single transaction or series of transactions to, any other Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires as a result of such Transfer all or substantially all of the property of the Company, as the case may be (the "Successor Corporation"), shall be a Solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, the Successor Corporation shall have executed and delivered to each holder of Securities its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders of each class of Securities at the time outstanding), and the Company shall have caused to be delivered to each holder of Securities an opinion of independent counsel reasonably satisfactory to the Required Holders of each class of Securities at the time outstanding, to the effect that all agreements or instruments effecting such assumption are legal, valid and binding obligations of such Successor Corporation enforceable against it in accordance with their respective terms (subject to customary and reasonable qualifications and assumptions) and covering such other matters as the Required Holders of each class of Securities at the time outstanding may reasonably request; and

          (c) immediately after giving effect to such transaction (i) no Default or Event of Default would exist and (ii) the Company or the Successor Corporation, as applicable, would be permitted by the provisions of Section
14.5 to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Company or the Successor Corporation, as applicable.

     No Transfer by the Company shall have the effect of releasing the Company (or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 14.13) or any of its Subsidiaries from its liability under this Agreement or any of the other Operative Documents.

     14.14 Limitation on Tax Consolidation. The Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Company and its Subsidiaries.

     14.15 Limitation on Disposition of Property. Except (i) as permitted under
Section 14.13 and (ii) as set forth in Exhibit 14.15, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, unless:

          (a) (x) such sale is in an amount of less than $500,000, or (y) if such sale is in an amount of $500,000 or more, the aggregate of such sale and all other sales of $500,000 or more made after the date hereof does not exceed $5,000,000;

          (b) in the good faith opinion of the board of directors of the Company, the Asset Disposition (i) is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged, (ii) is in the best interest of the Company or such Subsidiary and (iii) is not disadvantageous in any material respect to the interests of any holder of any of the Securities; and

          (c) immediately after giving effect to the Asset Disposition no Default or Event of Default would exist.

     In addition to the foregoing, the Company and its Subsidiaries may sell real property constituting "development parcels", provided that the aggregate Fair Market Value of all such property sold in any period of 365 consecutive days does not exceed $5,000,000, and provided that at the time of each such sale and after giving effect thereto, no Default or Event of Default shall exist.

     14.16 Modification of Certain Documents, Agreements and Instruments; Terms of Permitted Debt Documents.

          (a) The Company will not, and will not permit any of its Subsidiaries to:

               (i) file any resolution of its board of directors (or other governing body) with the Secretary of State of the jurisdiction of its organization;

               (ii) have a fiscal year which ends on any date other than the Friday closest to October 31 in each year;

               (iii) amend, modify, supplement or waive any term, condition or provision of its Organizational Documents or any of the other agreements, documents or instruments referred to in Section 4.3 or in Sections 4.1(c) or 4.2(c) of the Existing Securities Purchase Agreements (other than the Permitted Debt Documents, as to which Sections 14.16(a)(iv) and 14.16(b) apply) or enter into any agreement, document or instrument or transaction, if the effect thereof is, or could reasonably be expected to be, adverse to the interests of any holder of any of the Securities or to impose restrictions upon the right and obligation of the Company to make payments on the Securities or to impose any Restricted Payment Provisions, in each case that are more restrictive in any material respect than those set forth in its Organizational Documents or such other agreements, documents and instruments as in effect on any Closing Date; or

               (iv) amend, modify, supplement or waive any term of the Permitted Debt Documents or any Permitted Refinancing Document or enter into any Permitted Refinancing Document, if, after giving effect thereto, (i) any of the terms thereof relating to the amount of or timing of any payment (or prepayment) of the principal of, premium, if any, or interest on any Funded Debt or Current Debt thereunder differs in any material respect from the terms thereof prior to giving effect thereto, (ii) the rate of interest payable on any of the Funded Debt or Current Debt thereunder increases, (iii) the aggregate amount of Funded Debt or Current Debt thereunder increases (or could increase) to an amount greater than the amount of Funded Debt or Current Debt permitted under this Agreement or (iv) the Restricted Payment Provisions contained therein are more restrictive on the Company or any of its Subsidiaries.

          (b) The Restricted Payment Provisions and other material terms and provisions of the Senior 144A Documents shall be acceptable in all respects to the Required Holders of each class of the Securities. In any event, the Senior 144A Documents shall not include (i) any "cross-default" provisions on the basis of which the holders of the Senior 144A Notes could accelerate such notes upon any Default or Event of Default prior to an acceleration of the Notes,
(ii) any restriction on amendments, modifications, supplements or waivers to any term of the Operative Documents or (iii) any obligation for the Company to guarantee the Senior 144A Notes. No amendment shall be made to the terms of the Senior 144A Documents without the consent of the Required Holders of each class of the Securities.

     14.17 Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Securities may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

     14.18 Limitation on Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

     14.19 Interest Payment Reserve Account. If and to the extent the Required Holders of each class of Securities so instruct the Company in writing, the Company shall establish and at all times thereafter shall maintain a separate account (the "Interest Payment Reserve Account") into which Booth Creek Ski Holdings shall deposit the dividends required to be deposited therein by
Section 14.6(c). Funds in the Interest Payment Reserve Account shall be segregated from other funds of the Company and its Subsidiaries and held in interest bearing accounts or invested in the United States Government Securities maturing not later than the date such funds are to be used for the purposes set for in Section 14.21.

     14.20 Pledge of Shares of Subsidiaries. The Pledge Agreement does and shall at all times create in favor of the holders of the Notes valid and enforceable first priority (except as provided in the First Amendment to Pledge Agreement referred to in Section 4.3(e)) Liens on all of the outstanding Shares of all of the Company's direct, Wholly-Owned Subsidiaries (and all rights to acquire such Shares), and such Liens shall be perfected. At the election of the Required Holders of the Notes the pledged Shares shall be delivered to a collateral trustee for the holders of the Notes reasonably acceptable to the Company and the Required Holders of the Notes. In the event that a collateral trustee is appointed, then the Company hereby agrees it shall pay all reasonable expenses of the collateral trustee. The Company and each holder of the Notes shall enter into such agreements with the collateral trustee as the collateral trustee may reasonably request in connection therewith, including, without limitation, customary agreements concerning indemnification of the collateral trustee in connection with performing under the Pledge Agreement and, to the extent necessary, the terms of the Pledge Agreement shall be appropriately modified to provide for the collateral trustee. The Shares pledged pursuant to the Pledge Agreement shall not be subject to any other Liens. The Required Holders of the Notes shall be satisfied in all material respects as to all matters incident to the pledge and the Company shall deliver to the holders of the Notes such certifications and opinions of counsel (in form and substance reasonably satisfactory to the Required Holders of the Notes) as may be reasonably requested by the Required Holders of the Notes.

     14.21 Deposit of Dividends in Interest Payment Reserve Account; Application of Dividends to the Payment of Interest on the Notes. If and to the extent the Required Holders of each class of Securities so instruct the Company in writing, the Company will thereafter cause Booth Creek Ski Holdings to pay to the Company the maximum amount of dividends which Booth Creek Ski Holdings is permitted to pay under its credit and other agreements, such payments to be made not more than (5) Business Days after Booth Creek Ski Holdings is permitted to make such payments. All such dividends shall be deposited in the Interest Payment Reserve Account immediately after they are received by the Company. Notwithstanding any provisions to the contrary contained in any of the Operative Documents, including, without limitation, the "pik" provisions of the Notes pursuant to which the Company may pay interest on the Notes by adding to the principal amount of the Notes, all cash deposited in the Interest Payment Reserve Account shall be retained in the Interest Payment Reserve Account for the purpose of paying interest on the Notes and, promptly upon receipt, shall be applied to the payment of interest on the Notes in the following order of priority: first, to the payment of capitalized interest and second, if all capitalized interest has been paid in full in cash, to the payment of accrued interest at the time the same becomes due and payable.

15. Definitions.

     15.1 Definitions of Terms. The terms defined in this Section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

     "1996/97 Securities Purchase Agreements" shall have the meaning specified in the Recitals to this Agreement.

     "1996/97 Class B Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "1996/97 Notes" shall have the meaning specified in the Recitals to this Agreement.

     "1996/97 Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "Acquired ASC Businesses" shall mean the assets, properties and businesses acquired (or to be acquired) in the ASC Acquisition.

     "Acquired Businesses" shall mean the Acquired ASC Businesses, the Acquired Fibreboard Businesses, the Acquired Loon Mountain Businesses and the Acquired Summit Businesses.

     "Acquired Fibreboard Businesses" shall mean the assets, properties and businesses acquired in the Fibreboard Acquisition.

     "Acquired Loon Mountain Businesses" shall mean the assets, properties and businesses acquired in the Loon Mountain Acquisition.

     "Acquired Summit Businesses" shall mean the assets, properties and businesses acquired in the Summit Acquisition.

     "Additional John Hancock Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of Voting Stock or other Shares of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 5% or more of any class of Voting Stock or other Shares and (c) any director or officer of such first-mentioned Person; provided that, for purposes hereof, in no event shall any institutional holder of Securities be deemed to be an Affiliate of the Company or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

     "ASC" shall mean American Skiing Company, a Maine corporation.

     "ASC Acquisition" shall mean the acquisition by the Mount Cranmore Subsidiary and the Waterville Valley Subsidiary of the Acquired ASC Businesses pursuant to the ASC Acquisition Documents.

     "ASC Acquisition Agreement" shall mean the Purchase and Sale Agreement, dated as of August 30, 1996, by and among Waterville Valley Ski Area, Ltd., Cranmore, Inc., ASC and Booth Creek Ski Acquisition.

     "ASC Acquisition Documents" shall mean the ASC Acquisition Agreement, the ASC Seller Note and the other agreements, documents and instruments related thereto.

     "ASC Seller Note" shall mean the subordinated secured promissory note in the original aggregate principal amount of not more than $2,750,000 issued by Booth Creek Ski Acquisition, the Mount Cranmore Subsidiary and the Waterville Valley Subsidiary to ASC, referred to in Section 4.03(b) of the ASC Acquisition Agreement.

     "Asset Disposition" shall mean any Transfer except:

          (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary, provided that, both before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Bear Mountain Subsidiary" shall mean Bear Mountain, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Booth Creek Ski Acquisition" shall mean Booth Creek Ski Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Booth Creek Ski Holdings" shall mean Booth Creek Ski Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Business" shall have the meaning specified in Section 5.4.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts or New York, New York a legal holiday or a day on which banking institutions therein are authorized by law to close.

     "Cancelled Securities" shall have the meaning specified in Section 2.1.

     "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.

     "Capital Expenditures" of any Person shall mean any payment made, directly or indirectly, by such Person for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, any amount recorded pursuant to any Capital Lease or any conditional sale or other title retention agreement.

     "Cash Flow" of any Person shall mean, for any period, the Net Income of such Person for such period after restoring thereto amounts deducted for (a) Fixed Charges, (b) taxes in respect of income and profits and (c) depreciation, depletion and amortization, determined in accordance with GAAP.

     "Change of Control" shall mean and shall be deemed to have occurred if at any time for whatever reason:

          (a) the Gillett Family ceases to own and control beneficially and of record at least 90% of the outstanding Shares of each class of Voting Stock of the Company (other than as a result of the conversion of any of the Purchased Common Shares and/or Underlying Securities into shares of Class A Common Stock); or

          (b) George N. Gillett, Jr. ceases to serve in an executive management capacity with the Company for any reason other than by reason of his death or permanent disability.

     "CIBC Fund" shall mean CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited partnership.

     "CIM Fund" shall mean Co-Investment Merchant Fund, LLC, a Delaware limited liability company.

     "Class A Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company, as constituted on the Closing Date, and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of the Common Stock.

     "Class B Common Stock" shall mean the Class B Common Stock, $.001 par value, of the Company, as constituted on the Closing Date, and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of the Common Stock.

     "Closing" shall have the meaning specified in Section 3(a).

     "Closing Date" shall have the meaning specified in Section 3(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

     "Common Stock" shall mean the Class A Common Stock and Class B Common
Stock.

     "Company" shall mean Booth Creek Ski Group, Inc., a Delaware corporation, and any successor thereto.

     "Confidential Information" shall have the meaning specified in Section 32.

     "Consolidated Cash Flow", "Consolidated EBITDA" and "Consolidated Net Income" shall mean the Cash Flow, EBITDA and Net Income, as the case may be, of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that in determining Consolidated Cash Flow, Consolidated EBITDA and Consolidated Net Income there shall be excluded:

          (a) the Net Income of any Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions;

          (b) any undistributed Net Income of a Subsidiary of the Company which for any reason is unavailable for distribution to the Company or any other Subsidiary of the Company;

          (c) the Net Income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary of the Company;

          (d) in the case of a successor to the Company by consolidation, merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer;

          (e) any deferred or other credit representing the excess of the equity in any Subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such Subsidiary;

          (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the same period;

          (g) any aggregate net gain and any aggregate net loss arising from the sale, conversion, exchange or other disposition of capital assets, including, without limitation, (i) all non-current assets (except for real estate held for development and sale) and, without duplication, (ii) the following, whether or not current: (A) fixed assets, whether tangible or intangible, (B) all inventory sold in conjunction with the disposition of fixed assets and (C) all Shares or other securities;

          (h) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down);

          (i) any net gain from the collection of any proceeds of life insurance policies;

          (j) any gain arising from the acquisition of any Shares or other securities or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Subsidiary of the Company;

          (k) any net income or gain (but not any net loss) from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP and (iii) any discontinued operations or the disposition thereof; and

          (l) any portion of net income that cannot be freely converted into United States Dollars;

provided, further that in determining Consolidated Cash Flow, Consolidated EBITDA and Consolidated Net Income, the Net Income of any Person for any period shall be (x) increased by the amount deducted therefrom in respect of "non cash costs of real estate sales" incurred during such period and (y) decreased by the amount of "cash real estate development costs" to the extent capitalized during such period.

     "Consolidated Total Assets" shall mean the Total Assets of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries.

     "Current Assets" of any Person shall mean, at any date, all assets of such Person which would, in accordance with GAAP, be classified as current assets at such date.

     "Current Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest bearing and whether secured or unsecured, of such Person at such date which would, in accordance with GAAP, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt,
(b) all Guarantees by such Person at such date of Current Debt of others, and
(c) the aggregate amount which is due on or before the expiration of one year from such date in respect of any Redeemable Shares of such Person (other than the Purchased Common Shares, the Warrants and the Underlying Securities).

     "Current Liabilities" of any Person shall mean, at any date, all Indebtedness of such Person which would, in accordance with GAAP, be classified as current liabilities at such date.

     "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

     "Derivative Transactions" shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

     "Disclosure Documents" shall have the meaning specified in Section 5.4.

      "Disposition Value" shall mean, at any time, with respect to any property:

          (a) in the case of property that does not constitute Subsidiary Stock, the greater of (i) the book value thereof and (ii) the Fair Market Value thereof, in each case valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to the greater of

               (i) that percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary; and

               (ii) that percentage of the Fair Market Value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the Fair Market Value of such Subsidiary Stock represents of the Fair Market Value of all of the outstanding capital stock of such Subsidiary;

assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion, in each case determined at the time of the disposition thereof, in good faith by the Company.

     "EBITDA" of any Person shall mean, for any period, the Net Income of such Person for such period after restoring thereto amounts deducted for (a) Interest Charges, (b) taxes in respect of income and profits and (c) depreciation, depletion and amortization, determined in accordance with GAAP.

     "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance (including, without limitation, petroleum or petroleum-derived materials), or (b) any other act, omission or condition affecting or involving the environment or air or water pollution or soil or groundwater contamination.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of Section 4971(e)(2)(B) of the Code.

     "Event of Default" shall have the meaning specified in Section 16.1.

     "Existing Purchased Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "Existing Notes" shall have the meaning specified in the Recitals to this Agreement.

     "Existing Securities" shall have the meaning specified in the Recitals to this Agreement.

     "Existing Securities Purchase Agreements" shall refer to such agreements as amended, restated, and superseded hereby, and as more specifically defined in the Recitals to this Agreement.

     "Existing Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Family", as applied to any individual, shall mean (a) the children of such individual (by birth or adoption), (b) the parents, spouse and siblings of such individual, (c) the children of such siblings, (d) any trust solely for the benefit of any one or more of such aforementioned individuals (so long as such individuals have the exclusive right to control such trust) and (e) the estate of such individual.

     "February 1998 Amendments and Restatements" shall have the meaning specified in the Recitals to this Agreement.

     "February 1998 Notes" shall have the meaning specified in the Recitals to this Agreement.

     "February 1998 Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "February 1998 Class B Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "Fibreboard" shall mean Fibreboard Corporation, a Delaware corporation.

     "Fibreboard Acquisition" shall mean the acquisition by the Northstar Subsidiary, the Sierra Subsidiary and the Bear Mountain Subsidiary of the Acquired Fibreboard Businesses pursuant to the Fibreboard Acquisition Documents.

     "Fibreboard Acquisition Agreement" shall mean the Stock Purchase and Indemnification Agreement among Booth Creek Ski Holdings, Fibreboard, Trimont Land Company, Sierra-at-Tahoe, Inc. and Bear Mountain, Inc., dated as of November 26, 1996.

     "Fibreboard Acquisition Documents" shall mean the Fibreboard Acquisition Agreement and the other agreements, documents and instruments related thereto.

     "Fixed Charges" of any Person shall mean, for any period, the sum (without duplication of amounts) of all Interest Charges and all Rental Obligations of such Person for such period, determined in accordance with GAAP.

     "Fleet" shall mean Fleet National Bank, a national banking association, formerly known as BankBoston, N.A., a national banking association.

     "Fleet Revolving Credit Agreement" shall mean the agreement between Fleet and Booth Creek Ski Holdings providing for the Fleet Revolving Credit Loan.

     "Fleet Revolving Credit Documents" shall mean the Fleet Revolving Credit Agreement and the other agreements, documents and instruments related thereto.

     "Fleet Revolving Credit Loan" shall mean the $25,000,000 revolving credit facility established by Fleet for Booth Creek Ski Holdings, as amended from time to time.

     "Funded Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest-bearing, of such Person which would, in accordance with GAAP, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person, (b) all Guarantees by such Person at such date of Funded Debt of others and (c) the aggregate amount which is due more than one year from such date in respect of any Redeemable Shares of such Person (other than the Purchased Common Shares, the Warrants and Underlying Securities).

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     "Gillett Family" shall mean the individuals or trust(s) indicated as being a member of the Gillett Family on Exhibit 5.5(a) attached hereto and, as to any such individual, each other member of such individual's Family.

      "Gillett Family Partnership" shall mean Booth Creek Partners Ltd. II, L.L.L.P., a Colorado limited liability partnership.

     "Gillett Management Agreement" shall mean the Management Agreement dated November 27, 1996 by and between Booth Creek Ski Holdings and the Gillett

Management Company, as amended and restated pursuant to Section 4.3(c) hereof and as further amended from time to time with the written consent of each of the Unaffiliated Directors (as defined in the Stockholders Agreement), provided no such amendment may increase the amount of the management fees required to be paid thereunder.

     "Gillett Management Company" shall mean Booth Creek Management
Corporation.

     "Gillett Shares" shall have the meaning specified in Section 11.2.

     "Grand Targhee Sale" shall mean the sale by Booth Creek Ski Holdings of the Grand Targhee Ski and Summer Resort to GT Acquisition I, LLC pursuant to the terms of that certain Asset Purchase Agreement, dated as of March 21, 2000, between Booth Creek Ski Holdings and GT Acquisition I, LLC.

     "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise, (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

     "HM Partners" shall mean Hancock Mezzanine Partners, L.P., a Delaware limited partnership.

      "Indebtedness" of any Person shall mean, at any date, all indebtedness, liabilities and other obligations of such Person at such date (other than items of shareholders' equity) which would, in accordance with GAAP, be classified as liabilities of such Person, but in any event including (without duplication):

          (a) all Guarantees of such Person;

          (b) all indebtedness, liabilities and other obligations secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

          (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

          (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

          (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities.

     "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in Section 21.

     "Indemnified Person" shall have the meaning specified in Section 11.5.

     "Interest Charges" of any Person shall mean, for any period, the aggregate amount of all interest paid, payable or guaranteed during such period by such Person in respect of Funded Debt and Current Debt, including, without limitation, Rental Obligations on Capital Leases, determined in accordance with GAAP.

     "Interest Payment Reserve Account" shall have the meaning specified in
Section 14.19.

     "Investment" of any Person shall mean any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

     "John Hancock" shall mean John Hancock Life Insurance Company, a Massachusetts life insurance company, formerly known as John Hancock Mutual Life Insurance Company.

     "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

     "Loon Mountain" shall mean Loon Mountain Recreation Corporation, a New Hampshire corporation.

     "Loon Mountain Acquisition" shall mean the acquisition by the Loon Mountain Subsidiary of the Acquired Loon Mountain Businesses pursuant to the Loon Mountain Acquisition Documents.

     "Loon Mountain Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of September 18, 1997, as amended as of December 22, 1997, by and among the Company, LMRC Acquisition Corp. and Loon Mountain.

     "Loon Mountain Acquisition Documents" shall mean the Loon Mountain Acquisition Agreement and the other agreements, documents and instruments related thereto.

     "Loon Mountain Subsidiary" shall mean Loon Mountain Recreation Corporation, a New Hampshire corporation and the surviving entity of the merger between Loon Mountain and LMRC Acquisition Corp., a New Hampshire corporation and a Wholly-Owned Subsidiary of the Company immediately prior to such merger.

     "Make Whole Amount" shall mean, at any date, with respect to any prepayment or payment (whether on account of acceleration or otherwise) of any Notes, if the Treasury Rate plus 100 basis points at such date is lower than 12% per annum, the excess of (i) the present value of the principal and interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment) (including the final payment on the maturity date of the Notes), discounted at a rate which is equal to the Treasury Rate plus 100 basis points over (y) the principal amount of the Notes being prepaid or paid, as the case may be, at par. If the Treasury Rate plus 100 basis points at the date of such prepayment or payment is equal to or higher than 12% per annum, the Make Whole Amount is zero for such prepayment or payment.

     "Management Options" shall mean options for shares of Class A Common Stock granted or to be granted to employees of the Company or any of its Subsidiaries (excluding George N. Gillett, Jr. or any member of his Family), provided that the aggregate number of shares of Class A Common Stock issued and issuable pursuant to such Options does not exceed 100 shares (adjusted appropriately for stock splits and combinations, stock dividends and the like).

     "Material Adverse Change" shall mean a material adverse change in or effect upon any of (a) the condition (financial or otherwise), business, performance, operations, properties or profits of any of the Acquired Businesses, the Company or any of its Subsidiaries or the Company and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents, including, without limitation, the validity, enforceability, perfection and priority of any Liens created by the Security Documents, (c) the rights and remedies of any holder of Securities with respect to the Securities or (d) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

     "Mount Cranmore Subsidiary" shall mean Mount Cranmore Ski Resort, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Net Income" of any Person shall mean, for any period, the net income (or net loss) of such Person for such period, determined in accordance with GAAP.

     "Net Proceeds Amount" shall mean, with respect to any Transfer of any property by any Person, an amount equal to the remainder of:

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by (or reserved for) such Person in connection with such Transfer.

     "New Common Shares" shall have the meaning specified in Section 1.

     "New Notes" shall have the meaning specified in Section 1.

     "New Securities" shall have the meaning specified in Section 1.

     "Notes" shall have the meaning specified in the Recitals to this Agreement.

     "Northstar Subsidiary" shall mean Trimont Land Company, a California corporation and a Wholly-Owned Subsidiary of the Company.

     "Officers' Certificate" shall mean a certificate signed on behalf of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

     "Operative Documents" shall mean this Agreement, the Securities, the Security Documents, the Stockholders Agreement, and each of the other agreements, documents and instruments executed as of the Closing Date in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

     "Organizational Documents" of any Person shall mean such Person's charter and bylaws, partnership agreement, operating agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument and, in the case of the Company, shall include its Certificate of Incorporation.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Debt Documents" shall mean (a) the Fleet Revolving Credit Agreement, (b) the Senior 144A Indenture, (c) the ASC Seller Note, (d) the TLH Debt Documents and (e) the WDC Debt Documents each as in effect on the Closing Date, as applicable, and (f) each other agreement, instrument or document evidencing or pertaining to any other Funded Debt or Current Debt permitted pursuant to this Agreement, and as amended, modified and supplemented in compliance with the terms hereof.

     "Permitted Refinancing Documents" shall mean the agreements, documents and instruments executed in connection with any extension, refinancing, refunding or renewal of any Funded Debt and/or Current Debt under any Permitted Debt Documents, provided that the terms and conditions of such agreements, documents and instruments, including, without limitation, all Restricted Payment Provisions, are no more restrictive upon the Company and/or any of its Subsidiaries and no more adverse to the interests of the holder of any of the Securities than those of the Permitted Debt Documents being extended, refinanced, refunded or renewed.

     "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate (while an ERISA Affiliate) or with respect to which the Company or any ERISA Affiliate may have any material liability.

     "Pledge Agreement" shall mean that certain Amended and Restated Pledge Agreement, dated February 26, 1998, among the Company, John Hancock, and CIBC Fund, as amended by that certain First Amendment to Pledge Agreement, to be delivered at the Closing.

     "Preferred Shares", as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

     "Property Reinvestment Application" shall mean, with respect to any Transfer of property, the satisfaction of each of the following conditions:

          (a) an amount equal to at least 90% of the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens permitted under Section 14.9) and that:

               (i) constitutes property that (x) is property classifiable under GAAP as non-current, to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, (y) is to be used in the ordinary course of business of the Company and its Subsidiaries and
(z) has a Fair Market Value equal to or greater than 90% of the Fair Market Value of the property that was the subject of such Transfer, or

               (ii) constitutes Shares of a Person that shall be, on or prior to the time of such acquisition, a Wholly-Owned Subsidiary of the Company, and shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

          (b) the Company shall have delivered an Officers' Certificate to each holder of a Note referring to Section 14.15 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, the portion of Consolidated Cash Flow for the applicable measurement periods under
Section 14.15 that was generated by such property and the nature, terms, amount and application of the proceeds from the Transfer.

     "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, brand names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

     "Purchased Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "Purchasers" shall have the meaning specified at the beginning of this Agreement.

     "Qualified Public Offering" shall have the meaning specified in Section
9.2.

     "Qualifying Transaction" shall have the meaning specified in Section 9.3.

     "Redeemable Shares" shall mean, with respect to any Shares of any Person, each Share of such Person that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Funded Debt or Current Debt of such Person, (i) at a fixed or determinable date, whether by operation of any sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person or (b) convertible into other Redeemable Shares.

     "Registrable Shares" shall mean the Underlying Securities and the Purchased Common Shares, other than any of the same held by the Gillett Family Partnership or any of its Affiliates or permitted transferees hereunder, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (b) such securities are sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act. A Person shall be deemed to be a "holder of Registrable Shares" for purposes of Section 11 if such Person is the holder of any Warrants, any Underlying Securities and/or any Purchased Common Shares.

     "Registration Expenses" shall mean all fees, expenses and disbursements related to any registration, qualification or compliance pursuant to Section 11, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the fees, expenses and disbursements of counsel for the holder or holders of the Registrable Shares), and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

     "Rental Obligations" of any Person shall mean, for any period, all rents and other amounts (including as such, all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by such Person, as lessee or sublessee under any lease, determined in accordance with GAAP. "Rental Obligations" shall not include any amounts payable as fees under any special use permits issued by the United States Forest Service. Whenever it is necessary to determine the amount of Rental Obligations for any period, to the extent that such Rental Obligations are not definitely determinable by the terms of the lease, the Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the board of directors of the Company may determine (as evidenced by a certified resolution of such board of directors promptly delivered to the holder or holders of the Notes).

     "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of more than 75% in interest of such class of Securities at the time outstanding. The holders of Shares acquired pursuant to the exercise of Management Options are not the holders of Securities hereunder.

     "Responsible Officer" of any Person shall mean any Senior Officer of such Person and any other officer or senior management employee of such Person with responsibility for the administration of the relevant portion of the Operative Documents and/or the related activities of such Person.

     "Restricted Investments" shall mean all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

          (c) Investments in one or more Wholly-Owned Subsidiaries or any Person that concurrently with such Investment becomes a Wholly-Owned Subsidiary, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) all such Investments are made only in Solvent entities (A) which are organized under the laws of and conduct substantially all of their respective businesses and have substantially all their property in, the United States of America (or a state thereof or the District of Columbia) or Canada and (B) who are engaged in the Business;

          (d) Investments existing on the Closing Date, if the same are specified on Exhibit 5.11 attached hereto;

          (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof,

          (f) Investments in certificates of deposit issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (g) Investments in commercial paper, provided that such obligations
(i) have been given the highest rating by a credit rating agency of recognized national standing and (ii) mature not more than 270 days from the date of creation thereof,

          (h) Investments by any Subsidiary of the Company in the Company;

          (i) shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating the United States of America, having total net assets of $500,000,000 or more and investing primarily in securities of the character described in the preceding clauses (e), (f) and (g) of this definition;

          (j) contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business and advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business; and

          (k) loans made to employees of the Company and/or its Subsidiaries, provided that the aggregate outstanding principal amount of all such loans shall not exceed $50,000 at any time.

As used in this definition of "Restricted Investments":

     "Acceptable Bank" shall mean any bank or trust company (a) which is organized under the laws of the United States of America or any state thereof,
(b) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given the highest or second highest rating by S&P, Moody's or any other credit rating agency of recognized national standing.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

     "United States Governmental Security" shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

      "Restricted Payment" as applied to any Person shall mean:

          (a) any dividend or other distribution or payment, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares, except (i) any such dividend or distribution or payment payable to the Company and/or any Wholly-Owned Subsidiary and (ii) a pro rata distribution payable to all of the holders of Common Stock solely in shares of Common Stock and as a result of which there is no change in the relative ownership interest of any stockholder in the Company or any of such stockholder's rights; and

          (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding

(including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares.

          (c) any payments to the Gillett Management Company, George N. Gillett, Jr., any other member of the Gillett Family and/or any of their respective Affiliates, whether pursuant to the Gillett Management Agreement or otherwise (including reimbursement of out-of-pocket expenses incurred to unaffiliated third parties).

     "Restricted Payment Provisions" shall mean provisions which restrict the right or ability of any Subsidiary of the Company to pay dividends to, or make advances to or Investments in, the Company (or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary).

     "Sale of the Company" shall have the meaning specified in Section 9.2.

     "Sale/Offering Closing Date" shall have the meaning specified in Section
9.2.

     "Securities" shall mean the Notes, the Purchased Common Shares, the Warrants and, unless the context clearly requires otherwise, the Underlying Securities, each of which is a "Security".

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Security Documents" shall mean the Pledge Agreement (and the collateral assignments thereof), together with any and all other agreements, documents and instruments heretofore or hereafter securing the Notes and/or any of the other obligations arising under the Operative Documents, as amended, modified or supplemented from time to time.

     "Senior Officer" of any Person shall mean the president, chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

     "Senior 144A Documents" shall mean the Senior 144A Indenture and the other agreements, documents and instruments related thereto.

     "Senior 144A Indenture" shall mean that certain Indenture, dated as of March 18, 1997, among HSBC Bank USA (formerly known as Marine Midland Bank) as the trustee for the holders of the Senior 144A Notes, Booth Creek Ski Holdings and certain Subsidiaries of Booth Creek Ski Holdings as guarantors, as amended by Supplemental Indentures Nos. 1 through 4 thereto, and as the same may be further amended or supplemented from time to time.

     "Senior 144A Notes" shall mean the Senior 144A Notes, in an aggregate principal amount of not more than $133,500,000 originally issued pursuant to Rule 144A of the Commission under the Securities Act by Booth Creek Ski Holdings upon terms and conditions satisfactory to the Required Holders of each class of Securities at the time outstanding, together with the Senior 144A Notes issued in exchange therefor.

     "September 1998 Amendment" shall have the meaning specified in the Recitals to this Agreement.

     "September 1998 Notes" shall have the meaning specified in the Recitals to this Agreement.

     "September 1998 Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "September 1998 Class A Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "September 1998 Class B Common Shares" shall have the meaning specified in the Recitals to this Agreement.

     "Shares" of any Person shall include any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes shares of Common Stock.

     "Significant Holder" shall mean, at any date, any institutional holder of 5% or more in interest of any class of the Securities outstanding on such date.

     "Sierra Subsidiary" shall mean Sierra-at-Tahoe, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

     "Source" shall have the meaning specified in Section 26.

     "Stockholders Agreement" shall have the meaning specified in Section
4.3(a).

     "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or
(ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly requires otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

     "Subsidiary Stock" shall mean, with respect to any Person, the Shares (including, without limitation, Preferred Shares) of any Subsidiary of such Person and any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares.

     "Successor Corporation" shall have the meaning specified in Section 14.13.

     "Summit Acquisition" shall mean the acquisition by Booth Creek Ski Holdings, Inc. of the Acquired Summit Businesses pursuant to the Summit Acquisition Documents.

     "Summit Acquisition Agreement" shall mean Stock Purchase Agreement dated as of February 21, 1997 by and among the persons identified therein as Sellers, their Representatives as identified therein, and Booth Creek Ski Holdings, Inc..

     "Summit Acquisition Documents" shall mean the Summit Acquisition Agreement and the other agreements, documents and instruments related thereto.

     "TLH Debt Documents" shall mean that certain Note Purchase Agreement, dated July 29, 1999, between Trimont Land Holdings, Inc. and John Hancock, the Senior Secured Note due January 15, 2001, in the principal amount of $8,500,000 issued to the order of John Hancock pursuant thereto, all of the Note Guarantees and Pledge Agreements (as defined therein) and all other agreements, documents and instruments related thereto.

     "Total Assets" of any Person shall mean, at any date, the total assets of such Person which would be shown as assets on a balance sheet as of such date prepared in accordance with GAAP after eliminating all amounts properly attributable to minority interests, if any, in the stock or surplus of any Subsidiary of such Person.

     "Total Debt" of any Person shall mean, at any date, all Funded Debt and Current Debt of such Person at such date, determined in accordance with GAAP.

     "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

     "Treasury Rate" at any time with respect to any Notes being prepaid or paid (whether on account of acceleration or otherwise), as the case may be, shall mean and shall be determined by reference to the applicable display on the Bloomberg Financial Markets Service as of 10:00 A.M., Boston time, on the second Business Day prior to the date fixed for such prepayment or payment (or, if such display is no longer available, any publicly available source of similar market data as selected by the Required Holders of the Notes and reasonably acceptable to the Company), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid (whether on account of acceleration or otherwise) (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

     "Treasury Yield" shall have the meaning specified in Section 9.2.

     "Underlying Securities" shall mean any Shares (or Other Securities (as defined in the Warrants)) issued (or issuable, as applicable) upon exercise of any Warrants, each of which is an "Underlying Security".

     "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Shares having such power only by reason of the happening of a contingency.

     "WDC Debt Documents" shall mean those certain Acquisition and Construction Loan Agreements, dated on or about March 31, 1998, by and between Atlantic Bank and Trust Company and Waterville Development Corp.

     "Warrants" shall have the meaning specified in the Recitals to this Agreement.

     "Waterville Valley Subsidiary" shall mean Waterville Valley Ski Resort, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding Shares of which, other than directors' qualifying Shares, shall at the time be owned by the Company and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Company in accordance with GAAP.

     "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     15.2 Other Definitions. The terms defined in this Section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

     "beneficial ownership" of any Shares or other securities shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

     A "class" of Securities shall refer to the Notes, the Purchased Common Shares, the Warrants and/or the Underlying Securities, as the case may be, each of which is a separate class. Class A Common Stock and Class B Common Stock shall not be considered separate classes of securities.

     "corporation" shall include an association, joint stock company, business trust or other similar organization.

     "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Make Whole Amount and the Special Prepayment Premium.

     "qualification" or "compliance" as used in Section 11 refer to the qualification or compliance of any Shares of the Company, including, without limitation, the Registrable Shares, included in any registration contemplated by Section 11 under all applicable blue sky or other state securities laws.

     "register", "registered" and "registration" as used in Section 11 refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of any Shares of the Company, including, without limitation, the Registrable Shares, and any amendment filed or required to be filed to permit any such disposition.

     15.3 Accounting Terms and Principles; Laws.

          (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP.

          (b) All references herein to laws, statutes, rules and regulations shall, unless the context clearly requires otherwise, be deemed to refer to any law, statute, rule, regulation and any other governmental restriction, standard and/or requirement promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

16. Remedies.

     16.1 Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

          (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise; or

          (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of five Business Days; or

          (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in:

               (i) Sections 7, 8, 9.7, 11, 14.2(b), 14.2(e), 14.5 (other than
14.5(d)), 14.6, 14.8, 14.9, 14.10, 14.11, 14.12, 14.13, 14.14, 14.15, 14.16,
14.18, 14.19, 14.20; or 14.21; or

               (ii) Section 14.5(d) or 14.8 if, in the case of this clause(ii), such default shall have continued for a period of 20 Business Days after the earlier to occur of (A) a Responsible Officer of the Company or any Subsidiary obtaining knowledge of such default or (B) the Company's receipt of written notice of such default; or

          (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 Business Days after the earlier to occur of (i) a Responsible Officer of the Company or any Subsidiary obtaining knowledge of such default or
(ii) the Company's receipt of written notice of such default; or

          (e) if the Company or any Subsidiary of the Company shall make a general assignment for the benefit of creditors, or shall not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation; or

          (f) if, within 60 days after the commencement of an action against the Company or any Subsidiary of the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or any of its Subsidiaries stayed, or if, within 60 days after the appointment without the consent or acquiescence of the Company or any Subsidiary, of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or any Subsidiary of the Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated; or

          (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of any Subsidiary of the Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

          (h) if the Company or any Subsidiary of the Company shall fail to (i) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares in accordance with the terms of such option or right) or (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (h) is to cause, or any other Person shall cause, any payment in respect thereof to become due and payable; provided that the amount of the payment which shall have become so due and payable, together with the aggregate amount of all other Indebtedness and other obligations as to which the Company or any Subsidiary is in default, exceeds $1,000,000; or

          (i) if a final judgment for the payment of money which, together with all other outstanding final judgments for the payment of money against the Company and/or any of its Subsidiaries (other than any judgment or judgments with respect to which one or more financially sound and reputable insurers (having the highest or second highest rating available from A.M. Best Company) shall have unconditionally assumed in writing all liability in connection therewith), exceeds an aggregate of $1,000,000 shall be rendered by a court of record against the Company or any Subsidiary, and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 90 days from the date of entry thereof and within such period of 90 days, or such longer period during which execution of such judgment shall have been stayed, move to vacate such judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal, or

          (j) if any representation or warranty made by or on behalf of the Company or any Subsidiary of the Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been materially false or incorrect on the date as of which made; or

          (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void; or

          (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary of the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in a Material Adverse Change; or

          (m) if (i) any holder of any Lien on any properties and assets of the Company or any Subsidiary shall take possession of or shall foreclose upon or take other enforcement action with respect to the properties and assets subject to such Lien, provided that such properties and assets (A) have a Fair Market Value immediately after such action of more than 10% of Consolidated Total Assets as of the end of the then most recently completed fiscal year of the Company or (B) accounted for more than 10% of Consolidated Cash Flow for the then most recently completed fiscal year of the Company and (ii) such foreclosure or other enforcement action shall continue for 30 days or more; or

          (n) any Change of Control shall occur;

then, in the case of any Event of Default which is continuing (other than one of the character described in subdivisions (e), (f), (g) or (m) of this Section 16.1) and at the option of the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subdivisions (a) or (b) of this Section 16.1 which is continuing and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided that, in the case of any Event of Default which is continuing (and has continued for not less than five Business

Days) (other than one of the character described in subdivisions (e), (f), (g) or (m) of this Section 16.1) and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding, the holder or holders of 16% or more in aggregate principal amount of the Notes at the time outstanding who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder or holders, by written notice to the Company, declare all Notes then held by such holder or holders to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder or holders (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subdivisions (e), (f), (g) or (m) of this Section 16.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty.

     Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (excluding any Notes which were accelerated pursuant to the first or second proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this Section 16.1) if:

          (1) the Company has paid a sum sufficient to pay

               (A) all overdue installments of interest on all Notes at the rate specified in the Notes;

               (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate for overdue amounts specified in such Notes; and

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate for overdue amounts specified in such Notes; and

          (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     16.2 Suits for Enforcement, etc. In case any one or more of the Events of Default specified in Section 16.1 shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 16.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of the Notes shall have the right to apply for and have a receiver appointed for the Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Company and its Subsidiaries and continue the operation of the business of the Company and its Subsidiaries, or to sell or dispose of the assets of the Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and the Company hereby consents to such appointment without regard to the existence of any misfeasance or malfeasance or the presence of any defenses that would otherwise be available to such application.

     16.3 No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     16.4 Remedies Not Waived. No course of dealing between the Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

     16.5 Application of Payments. In case any one or more of the Events of Default specified in Section 16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

17. Registration, Transfer and Exchange of Securities; Certain Restrictions on Transfer in Amended and Restated Stockholders Agreement.

          (a) Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement) or at such other address (including that of any transfer agent) as the Company shall notify the holders of the Securities in writing, registers in which it shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 Business Days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Subject to the provisions of Section 17(b), whenever any Security or Securities shall be surrendered for transfer or exchange, the Company at its expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested in writing by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or exercisable for the same aggregate number of Shares (in the case of any Warrants) or in the same aggregate number of Shares (in the case of any Underlying Security), as applicable, as that of the Security or Securities so surrendered, provided that any transfer tax relating to such transaction shall be paid by the holder requesting the exchange or the transferee of the applicable Securities. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

          (b) Reference is hereby made to the Stockholders Agreement for certain provisions restricting the transfer of the Purchased Common Shares, Warrants and Underlying Securities.

18. Replacement of Securities. Upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company at its expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Each Purchaser's unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this Section 18.

19. Amendment and Waiver; Waiver and Consent of Institutional Purchasers.

          (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that no amendment may affect any holder of the Securities entitled to the benefits of such term in a manner which is materially and adversely different from the manner in which it affects the other holders thereof. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 19 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

          (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

          (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this Section 19, any Securities owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

          (d) Each Purchaser hereby waives any and all Defaults and Events of Default now existing and continuing under the Existing Securities Purchase Agreements. Furthermore, each Purchaser hereby consents, for purposes of
Section 3(a) of the Stockholders Agreement, to the issuance of the New Common Shares; each Purchaser agrees that there shall be no anti-dilution adjustment under any of the Warrants on account thereof; and each Institutional Investor (as such term is defined in the Stockholders Agreement) hereby waives, for purposes of Section 4 of the Stockholders Agreement, any preemptive right it may have under such Section 4 with respect thereto.

20. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as any Purchaser or any other institutional holder shall hold any Security, the Company will make all payments on such Security to all holders by the method and at the address for such purpose specified in Schedule 1 attached hereto or by such other method or at such other address as such holder may designate in writing (given as provided in Section 23), without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company promptly following such payment, prepayment or repurchase and cancelled.

21. Expenses; Indemnity.

          (a) Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Company will pay or cause to be paid (or reimbursed, as the case may be) at Closing (or as soon as demand is made for the payment thereof) all costs and expenses (including the reasonable fees and expenses of counsel) incurred by each Purchaser in connection with the negotiation, execution and delivery of this Agreement and the other Operative Documents.

          (b) The Company will defend, indemnify and hold each of the Purchasers and each of the Purchaser's (and such other Purchaser's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of its Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Company or any of its Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this Section 21 with respect to any Indemnified Cost if and to the extent it is finally determined by a court of competent jurisdiction to have arisen as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

22. Taxes. The Company will pay all taxes and fees (including interest and penalties), including, without limitation, all issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

23. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Company (or any Subsidiary of the Company), to the Company (or such Subsidiary) at:

           Booth Creek Ski Group, Inc.
           1000 South Frontage Road
           Vail, Colorado 81657
           Attention: Elizabeth J. Cole.
           Telecopy No.:  (970) 479-0291

           with copies (which shall not constitute notice) to:

           Booth Creek Ski Group, Inc.
           9705 Highway 267, Suite 2
           Truckee, California  96161
           Attention:  Brian J. Pope
           Telecopy No.:  (530) 550-5118

           and

           Loeb & Loeb LLP
           345 Park Avenue
           New York, NY  10154-0037
           Attention: Michael D. Beck, Esq.
           Telecopy No.: (212) 407-4001

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security, and (ii) if to John Hancock or HM Partners, at their address for such purpose set forth in Schedule 1 attached hereto, with a copy (which shall not constitute notice) to:

           Choate, Hall & Stewart
           Exchange Place
           53 State Street
           Boston, Massachusetts 02109
           Attention: Frank B. Porter, Jr., Esq.
           Telecopy No.: (617) 248-4000

or at such other address (or telecopy number) as may be furnished in writing by them to the Company and each other holder of any Security, and (iii) if to a CIBC Fund or CIM Fund, at their address for such purpose set forth in Schedule 1 attached hereto, with a copy (which shall not constitute notice) to:

           Cahill Gordon & Reindel
           80 Pine St.
           New York, New York  10005
           Attention: Roger Meltzer, Esq.
           Telecopy No.: (212) 269-5420

or at such other address (or telecopy number) as may be furnished in writing by them to the Company and each holder of any Security, and (iv) to the Gillett

Family Partnership, at its address for such purpose set forth in Schedule 1 attached hereto, with a copy (which shall not constitute notice) to:

           Winston & Strawn
           200 Park Avenue
           New York, New York 10166
           Attention:  Richard B. Teiman, Esq.
           Telecopy No.: (212) 294-4700

or at such other address (or telecopy number) as may be furnished in writing by it to the Company and each other holder of any Security, and (v) if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to Section 17, or at such other address as may be furnished in writing by any such other holder to the Company and each holder of any Security. Communications under this Section 23 shall be deemed given only when actually received.

24. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby or by any of the other Operative Documents shall be deemed to have been relied upon by each of the Purchasers and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the New Securities, payment therefor by the surrender of the Cancelled Securities and the payment of cash and any disposition of the New Securities, whether or not any investigation at any time is made by any of the Purchasers or on their behalf. All statements contained in any report, memorandum, data or certificate delivered to any of the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby or by any of the other Operative Documents shall constitute representations and warranties by the Company under this Agreement and shall be subject to the terms of this Section 24. In addition, all representations and warranties given by the Company in connection with the sale and issuance of any of the Securities pursuant to the Existing Securities Purchase Agreements shall survive the execution and delivery of this Agreement in accordance with the terms of the relevant Existing Securities Purchase Agreements. All indemnification provisions, including, without limitation, those contained in Sections 11.5, 21 and 22, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and each of the Purchasers, successors to the Company and each of their successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof in accordance with their respective terms. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

26. Ratification of Operative Documents. Each of the parties hereto hereby ratifies and confirms each of the Security Documents to which it is a party and agrees that, after giving effect to the amendments, modifications and supplements effected hereby, each of the same is in full force and effect, that its obligations thereunder are its legal, valid and binding obligations enforceable against it in accordance with its terms and that it has no defense, whether legal or equitable, setoff or counterclaim, to the payment and performance of such obligations. Without limiting the generality of the foregoing, the Company hereby ratifies and confirms (and hereby re-grants) all of the security interests and Liens granted by it pursuant to the Security Documents to secure the Secured Obligations (as defined in the Security Documents after giving effect to the amendments effected hereby). Unless the context clearly requires otherwise, all references to (a) "Secured Obligations" in the Pledge Agreement or otherwise shall include all obligations and liabilities arising under or related to the New Notes, and (b) "Secured Parties" in the Pledge Agreement or otherwise shall include the holders of the New Notes. In addition, this Agreement, the New Notes and the other agreements, documents and instruments executed in connection herewith shall all constitute "Operative Documents."

27. Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any Purchaser may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Operative Documents.

28. Purchase for Investment; ERISA.

          (a) Each Purchaser represents and warrants that such Purchaser (i) has been furnished with all information that such Purchaser has requested from the Company for the purpose of evaluating the proposed acquisition of the New Securities to be issued to such Purchaser pursuant hereto, (ii) is an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act and is able to bear the risk of losing such Purchaser's entire investment in the New Securities, (iii) will acquire such New Securities for such Purchaser's own account for investment and not with a view to distribution in any manner that would violate applicable securities laws, but without prejudice to such Purchaser's rights to dispose of such New Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time such Purchaser deems it advisable to do so, (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's investment in the New Securities and are making such investment in reliance upon such knowledge and experience, (v) understands that there is no established trading market for the New Securities and, in the absence of such an established trading market, it may not be possible to readily liquidate the New Securities in the event that such Purchaser wishes to do so and (vi) understands that the New Securities to be purchased by such Purchaser have not been registered under any applicable securities laws and cannot be transferred in the absence of registration thereunder or an exemption therefrom. The acquisition of such New Securities by such Purchaser at the Closing shall constitute such Purchaser's confirmation of the foregoing representations and warranties. Each Purchaser understands that such New Securities are being sold to it in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in Section 5.8, the Company is relying, to the extent applicable, upon such Purchaser's representations and warranties contained herein.

          (b) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the New Securities to be purchased by that Purchaser hereunder:

               (i) the Source is an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as such Purchaser has disclosed to the Company in writing pursuant to this Section 28(b)(i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

               (ii) the Source is a separate account of an insurance company maintained by such Purchaser in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

               (iii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
(B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this Section 28(b)(iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this Section 28(b)(iv); or

               (v) the Source is a governmental plan; or

               (vi) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this section (vi); or

               (vii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 28(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13, 1984).

29. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in
Section 23 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, the Company agrees that nothing contained in this Section 29 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE COMPANY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

30. Rule 144A. The Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

31. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between each of the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

32. Confidentiality. Each holder of any Securities agrees by its acceptance thereof to use its best efforts to keep confidential and not to disclose to any other Person any non-public information concerning the Company and its Subsidiaries which is furnished to such holder pursuant to this Agreement or any of the other Operative Documents and which is designated in writing as confidential (collectively "Confidential Information"); provided that no holder shall be liable to the Company or any of its Subsidiaries or to any other Person for any breach of this Section 32 unless such breach is finally determined by a court of competent jurisdiction to have arisen as a result of the gross negligence, willful misconduct or bad faith of such holder. The term "Confidential Information" shall not include, however, any information which
(a) was publicly known or otherwise known to any holder (other than through disclosure by a Person in violation of a confidentiality agreement of which the holder is aware) at the time of disclosure by the Company or any of its Subsidiaries to any holder; (b) subsequently becomes publicly known through no act or omission of any holder or (c) becomes known to any holder otherwise than through disclosure by the Company or any of its Subsidiaries or by a Person in violation of a confidentiality agreement of which the holder is aware. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Company or any of its Subsidiaries (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (iv) to the National Association of Insurance Commissioners or any similar organization or to any rating agency; (v) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates; (vi) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents;
(vii) in connection with any transfer of any of the Securities held by such holder (whether or not consummated), provided that the recipient of such information agrees to keep such information confidential on terms in all material respect the same as those set forth in this Section 32; (viii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or (ix) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or any of its Subsidiaries and/or the transactions contemplated hereby.

     [The remainder of this page is intentionally left blank.]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                          Very truly yours,

                                          BOOTH CREEK SKI GROUP, INC.


                                          By: /S/ Elizabeth J. Cole
                                             ----------------------------------
                                              Executive Vice President and CFO

JOHN HANCOCK LIFE INSURANCE
COMPANY (formerly known as
John Hancock Mutual Life
Insurance Company)



By: /S/ Daniel C. Budde
   ----------------------------------
    Managing Director

HANCOCK MEZZANINE PARTNERS L.P.
By:  Hancock Mezzanine
    Investments LLC, its
    general partner

    By:  John Hancock Life
       Insurance Company
       (formerly known as
       John Hancock Mutual
       Life Insurance
       Company), its
       investment manager


       By: /S/ Daniel C. Budde
          ---------------------------
           Managing Director



CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.



By: /S/ Steven A. Flyer
   ----------------------------------
    Executive Director

CO-INVESTMENT MERCHANT FUND, LLC


By: /S/ Steven A. Flyer
   ----------------------------------
    Managing Director



BOOTH CREEK PARTNERS LIMITED II,
L.L.L.P.



By: /S/ George N. Gillett, Jr.
   ----------------------------------
   George N. Gillett, Jr. a
   General Partner

                                                                     Schedule I
                                                                     ----------

                Schedule of Information for Payment and Notices
                -----------------------------------------------

                      JOHN HANCOCK LIFE INSURANCE COMPANY

1. All payments on account of the New Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           Fleet National Bank
           ABA No. 011000390
           Boston, Massachusetts  02110
           Account of:    John Hancock Life Insurance Company
                          Private Placement Collection Account
           Account Number: 541-55417
           On Order of Booth Creek Ski Group, Inc.
                     [PPNs     09941# AA 7     -- Notes]

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (a) the full name, interest rate and maturity date of the New Notes or other obligations;

     (b) allocation of payment between principal and interest and any special payment; and

     (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Securities Accounting Division T-10
           Telecopy No.: (617) 572-0628

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Securities Accounting Division T-10
           Telecopy No.: (617) 572-0628

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Bond and Corporate Finance Dept. T-57
           Telecopy No.: (617) 572-1606

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Investment Law Division, T-50
           Telecopy No.: (617) 572-9268

6.   All Securities shall be registered in the name of:

                      JOHN HANCOCK LIFE INSURANCE COMPANY

7.   Tax I.D. No. 04-1414660

8.   New Securities to be purchased at the Closing:

           New Notes
           ---------

           $1,935,377.63

           New Class B Common Shares
           -------------------------

           6268.31 shares

                        HANCOCK MEZZANINE PARTNERS L.P.

1. All payments on account of the New Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           Investors Bank & Trust Company
           Boston, Massachusetts 02110
           A.BA No. 011001438
           Account Number: 58215013
           for further credit to Hancock Mezzanine Partners L.P.,
           Account 99274
           On Order of:   Booth Creek Ski Group, Inc.
                     [PPNs     09941# AA 7     -- Notes]

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (a) the full name, interest rate and maturity date of the New Notes or other obligations;

     (b) allocation of payment between principal and interest and any special payment; and

     (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention: Manager
                     Investment Accounting Division, B-3
          Telecopy No.: (617) 572-0628

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention:Manager
                     Investment Accounting Division, B-3
           Telecopy No.: (617) 572-0628

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Bond and Corporate Finance Dept. T-57
           Telecopy No.: (617) 572-1605

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

           John Hancock Life Insurance Company
           John Hancock Place
           200 Clarendon Street
           Boston, Massachusetts  02117
           Attention: Investment Law Division, T-50
           Telecopy No.: (617) 572-9268

6.    Execution documents shall be executed as follows:

           Hancock Mezzanine Partners L.P.
           By:  Hancock Mezzanine Investments LLC, its General
           Partner
           By:  John Hancock Life Insurance Company, as Investment
           Manager

           By:
              -----------------------------------
                [authorized John Hancock Officer]

7.   All New Notes shall be registered in the name of:

                        HANCOCK MEZZANINE PARTNERS L.P.

8.    Tax  I.D. No. 04-3428544

9.    New Securities to be purchased at the Closing:

           New Notes
           ---------

           $133,093.23

           New Class B Common Shares
           -------------------------

           364.73 shares

                     CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

1. All payments on account of the New Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           Bank of New York
           6023 Airport Road
           Oriskany, New York  13424
           Account No.:  890-0331-046
           ABA No.:  021-000018
           Attn:  CIBC WG Argosy Merchant Fund 2, L.L.C.
           For Account:  682-000-000-0
           Reference:  Booth Creek

2. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           CIBC WG Argosy Merchant Fund 2, L.L.C.
           425 Lexington Avenue, 3rd floor
           New York, New York 10017
           Attention:  Steven Flyer
           Telecopy No.: (212) 885-4946

3.   All New Notes shall be registered in the name of:

                     CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

4.   Tax I.D. No.: 13-3858644

5.   New Notes to be purchased at the Closing:

           New Notes
           ---------

           $866,709.54

           New Class B Common Shares
           -------------------------

           2227.92 shares

                        CO-INVESTMENT MERCHANT FUND, LLC

1. All payments on account of the New Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           Chase Manhattan Bank

           ABA #021-000021

           For the Account of United States Trust Company of New
           York

           Account No. 920-1-073195

           In favor of:  Co-Investment Merchant Fund, LLC Income
           Account

           Account No.  69-9374-5

           Reference:  Booth Creek

2. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           Co-Investment Merchant Fund, LLC
           425 Lexington Ave. 3rd Floor
           New York, New York  10017
           Attn:  Jay Bloom
           Telecopy No.: (212) 885-4934

3.   All New Notes shall be registered in the name of:

                        CO-INVESTMENT MERCHANT FUND, LLC

4.   Tax I.D. No.: 52-2112783

5.   New Securities to be purchased at the Closing:

           New Notes
           ---------

           $96,255.32

           New Class B Common Shares
           -------------------------

           247.54 shares

                   BOOTH CREEK PARTNERS LIMITED II, L.L.L.P.

1. All payments on account of the New Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           First Bank of Colorado, Lakewood
           Lakewood, Colorado
           ABA# 107005047
           For Further Credit to FirstBank of Avon
           For Final Credit to Booth Creek Partners II
           Account No.: 353-401-8427

2. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           Booth Creek Partners Limited II, L.L.L.P.
           1000 South Frontage Road
           Vail, Colorado  81657
           Attention: George N. Gillett, Jr.
           Telecopy No.: (970) 479-0291

3.   All New Notes shall be registered in the name of:

                   BOOTH CREEK PARTNERS LIMITED II, L.L.L.P.

4.   Tax I.D. No.: 84-1362803

5.   New Securities to be purchased at the Closing:

           New Notes
           ---------

           $2,314,391.06

                                                                     Schedule 2

                              CANCELLED SECURITIES

Payment of the purchase price for the New Securities to be purchased by you at the Closing shall be made by delivery and cancellation of the Securities now held by you as set forth below (and, in the case of The Gillett Family Partnership, by the additional conversion of accrued management fees as set forth in Section 2.1):

                                        Cancelled Securities
                                        --------------------

                                        Class A        Class B
                                        -------        -------
                                     Common Shares  Common Shares
                                     -------------  -------------

          John Hancock Life
                Insurance Company          0           3301.00

          CIBC WG Argosy Merchant
                Fund 2, L.L.C.             0           1478.43

          Hancock Mezzanine                0
                Partners L.P.                           227.10

          Co-Investment Merchant
                Fund, LLC                  0            164.27

          Booth Creek Partners
                Limited                 3937.70            0
                II, L.L.L.P.

All Warrants shall remain unaffected by the transactions contemplated herein.

                                                                   Exhibit 1(a)

                          BOOTH CREEK SKI GROUP, INC.

                           Note due November 27, 2008

No. R-
      ---
$
 --------------                                                ------- --, ----


     BOOTH CREEK SKI GROUP, INC., a Delaware corporation (the "Company"), for
value received, hereby promises to pay to                        , or
                                          -----------------------
registered assigns, the principal amount of                DOLLARS
                                            ---------------
($            ) on November 27, 2008, with interest (computed on the basis of a
  ------------
360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 12.00% per annum (if and to the extent paid in cash) and 14.00% per annum (if and to the extent paid by increasing the principal amount hereof, as further provided in Section 1) from the date hereof, payable semi-annually on each May 27 and November 27 after the date hereof, commencing on the first such date next succeeding the date hereof, and at maturity, until the principal hereof shall have been paid in full (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium on any overdue installment of interest, at a rate per annum equal to 2.00% above the rate otherwise applicable hereunder until paid, payable in cash semi-annually as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the Make Whole Amount specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that (a) the foregoing interest rates may increase pursuant to the terms of Section 1 of the Securities Purchase Agreements and (b) in no event shall the amount payable by the Company as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor, without giving effect to any applicable grace period.

     As further provided in Section 1, the Company may, at its option, in lieu of paying cash, pay all (but not less than all) of the interest due on this Note on any regularly scheduled interest payment date by adding to the principal amount of this Note an amount equal to such interest, and all references herein (or in any of the other Operative Documents (as defined in the Securities Purchase Agreements)) to the principal amount of this Note shall, unless the context clearly requires otherwise, mean the principal amount as so adjusted from time to time.

     This Note is one of the Company's Notes due November 27, 2008 (together with any notes issued in exchange therefor or replacement thereof, the
"Notes"), limited to $          initial aggregate principal amount, issued
                      ---------
pursuant to those certain Amended and Restated Securities Purchase Agreements dated February 26, 1998, as amended, modified and supplemented by that certain

Securities Purchase and Amendment Agreement dated September 14, 1998 and by that certain Second Amended and Restated Securities Purchase Agreement dated May 28, 2000 (such agreements, as further amended, modified and supplemented from time to time, the "Securities Purchase Agreements") between the Company and each of the investors named therein, and the holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereof and thereof, all in accordance with the terms hereof and thereof. This Note is subject to prepayment only as specified in the Securities Purchase Agreements. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

1. Provisions Concerning Capitalized Interest.

     1.1 Option of the Company to Capitalize Interest. The Company may, at its option (upon notice as provided in Section 1.2), in lieu of paying cash, pay all (but not less than all) of the interest which is due and payable on this Note on any regularly scheduled interest payment date (the interest that is not so paid in cash on any regularly scheduled interest payment date being hereinafter referred to as the "Capitalized Interest") by increasing the principal amount of this Note, as of such regularly scheduled interest payment date (any such date on and as of which the principal amount shall be so increased being hereinafter referred to as an "Adjustment Date"), by an amount equal to the Capitalized Interest, provided that (a) for purposes of calculating the amount of the Capitalized Interest, the applicable rate of interest of this Note shall be 14% per annum (or such higher rate as may then be in effect pursuant to the terms of Section 1 of the Securities Purchase Agreements), and (b) on such regularly scheduled interest payment date, the Company either pays in cash in full all of the interest which is due and payable on such date on all of the Notes then outstanding or capitalizes all of the interest which is due and payable on such date on all of the Notes then outstanding. If the Company shall, in accordance with the terms of this Section 1, exercise such option, then, from and after each Adjustment Date, the outstanding principal amount of each Note shall without further action, be increased by an amount equal to the Capitalized Interest added thereto as of such Adjustment Date.

     1.2 Notice from the Company. To exercise its option under Section 1.1, the Company shall deliver to each holder of any Note not less than 10 or more than 30 days prior to an Adjustment Date, an Officers' Certificate which shall specify:

          (a) the applicable Adjustment Date;

          (b) the aggregate amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of the Notes then outstanding and the amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of each Note then held by such holder;

          (c) the aggregate principal amount of the Notes then outstanding and the principal amount of each Note then held by such holder, in each case both before and after giving effect to the adjustments to be made as of such Adjustment Date;

          (d) the aggregate amount of each interest payment to be made on and after such Adjustment Date on all of the Notes then outstanding (if paid in cash) and the amount of each such interest payment on each Note then held by such holder; and

          (e) in reasonable detail, all computations made in determining the foregoing.

In the absence of manifest error, the computations set forth in such Officers' Certificate shall be deemed final, binding and conclusive upon the Company and the holders of the Notes, unless, in any case, the Required Holders of the Notes shall notify the Company in writing of their objection (in reasonable detail) to any portion of such Officers' Certificate within 30 days of the date upon which such Officers' Certificate was furnished to the holders of the Notes. In such event, the Company shall, at its expense, within 15 days following its receipt of any such notice from the Required Holders of the Notes, deliver to the holders of the Notes a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), setting forth in reasonable detail any adjustments which, in the opinion of such accountants, should be made to the amounts set forth in such Officers' Certificate in order for such amounts to be correct and consistent with the terms hereof and of the other Operative Documents and, in reasonable detail, all computations made in determining any such adjustments. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of such amounts under this Section 1.2.

     1.3 Limitations on the Option of the Company to Capitalize Interest. Notwithstanding anything to the contrary contained in this Section 1, the Company may not capitalize any interest pursuant to the provisions of this
Section 1 on any Adjustment Date if on such Adjustment Date any Default or Event of Default shall have occurred and be continuing.

2. General.

     2.1 Registered Notes, etc. This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Securities Purchase Agreements. The Company may treat the Person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     2.2 Events of Default. In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements.

     2.3 Certain Waivers. The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     2.4 Governing Law. This Note shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date first above written.

                                       BOOTH CREEK SKI GROUP, INC.



                                       By:
                                          ---------------------------------
                                           Christopher P. Ryman,
                                           President

                               FORM OF ASSIGNMENT

                   [To be signed only upon transfer of Note]

     For value received, the undersigned hereby sells, assigns and transfers
unto                                  the within Note, and appoints
     --------------------------------
             Attorney to transfer such Note on the books of BOOTH CREEK SKI
------------
GROUP, INC. with full power of substitution in the premises.

Date:
     -----------------------------
                                             ----------------------------------
                                             (Signature must conform in
                                             allrespects to name of holder as
                                             specified on the face of the Note)

Signed in the presence of:

----------------------------------

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
               --------------------------------------------------

     THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of the 28th day of May, 2000 (the "Agreement") is by and among Booth Creek Partners Limited II, L.L.L.P., a Colorado limited liability partnership (the "Gillett Family Partnership"), John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company) ("John Hancock") Hancock Mezzanine Partners L.P. ("HMP"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC Fund"), Co-Investment Merchant Fund, LLC ("CIMF") and Booth Creek Ski Group, Inc., a Delaware corporation (the "Company"). Certain terms used herein are defined in section 1.

                              W I T N E S S E T H:

     WHEREAS, pursuant to those certain Securities Purchase Agreements, dated November 27, 1996, between the Company and each of John Hancock and CIBC Fund, as amended and restated by those certain Amended and Restated Securities Purchase Agreements, dated February 26, 1998, between the Company and each of John Hancock and CIBC Fund, as further amended by that certain Securities Purchase and Amendment Agreement, dated September 14, 1998, among the Company, John Hancock, CIBC Fund, the Gillett Family Partnership and HMP, and as further amended and restated by that certain Second Amended and Restated Securities Purchase Agreement (the "Second Amended and Restated Securities Purchase Agreement"), dated May 28, 2000 by and among the Company, John Hancock, CIBC Fund, HMP, CIMF and the Gillett Family Partnership, John Hancock, CIBC Fund, HMP, CIMF and the Gillett Family Partnership are currently the owners of substantially all of the issued and outstanding Equity Securities of the Company and are, concurrently herewith, consummating a restructuring of their respective holdings of such Equity Securities in the manner contemplated by the Second Amended and Restated Securities Purchase Agreement;

     WHEREAS, it is a condition precedent to the consummation of the restructuring contemplated in the Second Amended and Restated Securities Purchase Agreement that this Agreement be executed and delivered by the parties hereto, thereby amending and restating in full that certain Stockholders Agreement, dated as of November 27, 1996 among the parties hereto, as amended and restated as of February 26, 1998 and as further amended August 5, 1998 (collectively, the "Existing Stockholders Agreement");

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Existing Stockholders Agreement is hereby amended and restated to read in full as follows:

     1. Certain Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Second Amended and Restated Securities Purchase Agreement. In addition, the following terms have the following respective meanings:

     Bona Fide Offer. A "Bona Fide Offer" shall mean an offer in writing to one or more Owners, offering to purchase all of the Equity Securities of the Company and setting forth all the relevant terms and conditions of the proposed purchase, including, without limitation, the identity of the offeror and the proposed purchase price and payment terms, from an offeror who is ready, willing and able to consummate the purchase and who is neither the Company, an Owner nor an Affiliate of any Owner.

     "Equity Securities" shall mean any Shares of the Company and/or any other securities convertible into or exercisable or exchangeable for such Shares.

     "GNG Lien" shall mean the lien on the Equity Securities owned on the date hereof by the Gillett Family Partnership securing a loan to George N. Gillett, Jr.

     "Institutional Investor" shall mean John Hancock, CIBC Fund, HMP, CIMF and any Person to which any of them shall have Transferred any Equity Securities (other than the Company, the Gillett Family Partnership, the holders of Equity Securities issued pursuant to the exercise of Management Options, or any of their respective Affiliates).

     "JJ Option" shall mean the option held by Jeffrey J. Joyce on the date hereof to acquire up to 15% of the Equity Securities owned on the date hereof by the Gillett Family Partnership.

     "Management Options" shall mean (i) options for shares of Class A Common Stock granted or to be granted to senior employees of the Company or any of its Subsidiaries, provided that the aggregate number of shares of Class A Common Stock issued and issuable pursuant to such Options does not exceed 100 shares or (ii) options issued under any replacement employee stock option program instituted by the Company (in either case, adjusted appropriately for stock splits and combinations, stock dividends and the like).

     "Owner" shall mean the Gillett Family Partnership, John Hancock, CIBC Fund, HMP, CIMF and each Person who shall have acquired any Equity Securities from any of them or the Company (other than any Person who acquires Equity Securities pursuant to an effective registration statement under the Securities
Act).

     "Permitted Equity Issuance" shall mean:

          (a) the issuance of the Purchased Common Shares pursuant to the Second Amended and Restated Securities Purchase Agreement;

          (b) the issuance of any Shares of the Company upon the exercise of any of the Warrants;

          (c) the issuance of any shares of one class of Common Stock upon the conversion of shares of the other class of Common Stock (as provided in the Company's Certificate of Incorporation); and

          (d) the granting on or after the date hereof by the Company of any Management Options and the issuance of shares of Class A Common Stock upon the exercise of the Management Options, provided that the aggregate number of shares of Class A Common Stock issued and issuable pursuant to the Management Options does not exceed 100 shares (adjusted appropriately for stock splits and combinations, stock dividends and the like).

     "Required Owners" shall mean at any date the Owners who hold 75% or more in interest of the Equity Securities at the time held by (and/or issuable to) all of the Owners computed without reference to the terms and preferences of such Equity Securities with respect to voting rights, excluding for these purposes, the holders of Equity Securities issued pursuant to the exercise of Management Options.

     "Transfer" shall mean (a) any assignment, disposition, gift, hypothecation, pledge, sale or other transfer of any interest or (b) to assign, dispose, give, hypothecate, pledge, sell or otherwise transfer any interest, whether voluntary or involuntary, by operation of law or otherwise.

     2. General; Computations.

          (a) The Company shall not issue any Equity Securities (including, without limitation, an issuance of Shares of the Company to any Person upon the exercise of any option, including any Management Option) and no Owner shall Transfer any Equity Securities unless, in each case, the new holder of such Equity Securities (other than any Person who acquires such Equity Securities pursuant to an effective registration statement under the Securities Act but including Jeffrey Joyce in respect of the Equity Securities acquired by him in exercise of the JJ Options) shall first have become a party to this Agreement and shall have agreed in writing to be bound by all the terms and conditions hereof (and shall have specified to each other party hereto its address and telecopy number for purposes of section 14). The Company shall promptly (but in any event within five days) notify each Owner of any proposed issue or Transfer of any Equity Securities.

          (b) Each Owner represents, warrants and covenants to each of the other parties hereto that all of the Equity Securities owned by such Owner are and shall at all times be owned beneficially and of record by such Owner, free and clear of any interest by any other Person, any restrictions on transfer and any claims, taxes, security interests, liens, options, rights, contracts, demands or other similar encumbrances, other than (i) those imposed by this Agreement and (ii) in the case of the Gillett Family Partnership, the GNG Lien and the JJ Option.

          (c) Each Owner and the Company represents, warrants and covenants to each of the other parties hereto that it is not now bound by, and it shall not enter into, any agreement, document or instrument which interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights of any of the other parties under this Agreement.

          (d) All calculations pursuant to this Agreement shall be on a fully-diluted basis (assuming the conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Equity Securities) and shall be carried out to a tenth of a share and then rounded to the nearest share.

          (e) For purposes of this Agreement, a Person shall be deemed to own or hold all Equity Securities of the Company beneficially owned by such Person. Beneficial ownership shall be determined in the manner set forth in Rule 13d-3 promulgated under the Exchange Act.

     3. Protective Provisions.

          (a) Unless the Required Owners shall otherwise consent in writing, the Company will not, and will not permit any of its Subsidiaries to:

               (i) issue any of its Shares (including, without limitation, any Preferred Shares) (or any securities convertible into or exercisable or exchangeable for any of its Shares), other than any Permitted Equity Issuance;

               (ii) acquire any assets or business from any other Person (other than the acquisition of inventory and equipment in the ordinary course of business); or

               (iii) sell or otherwise dispose of all or substantially all of
     (A) the assets of any resort now or hereafter owned and operated by the Company or any such Subsidiary, or (B) the stock of any Subsidiary now or hereafter owned by the Company; provided, however, that the sale of the Grand Targhee Resort pursuant to the terms of that certain Asset Purchase Agreement, dated March 21, 2000 by and between the Company and GT Acquisition I, LLC is hereby approved by all Owners.

          (b) In no event shall the Company declare or make, or incur any liability to declare or make, any Restricted Payment of the kind described in clause (a) or (b) of the definition of such term in the Second Amended and Restated Securities Purchase Agreement (other than a pro rata, distribution payable to all of the holders of the Common Stock solely in shares of Common Stock and as a result of which there is no change in the relative ownership interest of any stockholder in the Company or any of such stockholder's rights), or enter into any transaction as a result of which the holders of Common Stock shall be entitled to receive, directly or indirectly, from the Company or any other Person any dividend, distribution or other payment in respect of any Common Stock (whether in cash, securities or other property), without the prior written consent of the Required Owners, provided that nothing in this section 3(b) shall prohibit the Company (i) from purchasing Management Options or shares of Class A Common Stock issued upon exercise of Management Options if and to the extent permitted under section 14.6 of the Second Amended and Restated Securities Purchase Agreement or (ii) from exercising its rights under section 10 of this Agreement.

     4. Preemptive Rights of Owners.

          (a) Except as otherwise provided in section 4(e), if at any time the Company proposes to issue any Equity Securities, and the Required Owners shall give their consent thereto in writing pursuant to Section 3(a) hereof, then, as a further condition precedent thereto, the Company shall afford each of the Owners the preemptive rights established in this section 4; provided, however, that the Gillett Family Partnership shall be afforded such preemptive rights only if one or more of the Institutional Investors elects to purchase, and does so purchase, any such Equity Securities pursuant to its (or their) preemptive rights hereunder.


          (b) The Company shall give written notice to each Owner (a "Notice of Issue") not less than 45 nor more than 60 days prior to any proposed issuance by it of any Equity Securities. Each such Notice of Issue shall:

               (i) specify (A) the number and kind of Equity Securities which the Company proposes to issue (and all rights, preferences and privileges of such Equity Securities) and (B) the time within which, the price per share and all other terms and conditions upon which the Company proposes to issue such Equity Securities;

               (ii) make explicit reference to this section 4 and state that the right of each Owner to purchase Equity Securities under this section 4 shall expire unless exercised within 30 days after receipt of such Notice of Issue; and

               (iii) subject, in the case of the Gillett Family Partnership, to the proviso contained in subsection (a) above, contain an irrevocable offer by the Company to such Owner to subscribe for the Equity Securities to be issued to the extent provided in section 4(c).

          (c) Subject, in the case of the Gillett Family Partnership, to the proviso contained in subsection (a) above, each Owner shall have the right to purchase from the Company (at the price per share and upon the other terms and conditions specified in the Notice of Issue) such number of the Equity Securities (of the same kind and having the same rights, preferences and privileges specified in the Notice of Issue) as will, after giving effect to the issuance of all of the Equity Securities specified in the Notice of Issue (and assuming that each other Owner exercises its rights in connection with such issuance under this section 4 in full), permit such Owner to maintain (to the satisfaction of such Owner) the same relative ownership interest (calculated on a fully-diluted basis) in the Company as such Owner owned prior to the consummation of the issuance specified in the Notice of Sale.

          (d) Each Owner must notify the Company, within 30 days after receipt of the Notice of Issue, if such Owner desires to exercise its rights under this section 4. The failure of any Owner to provide such notice within such 30-day period shall, for the purposes of this section 4, be deemed to constitute a waiver by such Owner of its rights with respect to the issuance specified in the Notice of Issue. The Company will not consummate any issuance of Equity Securities unless each Owner electing to purchase Equity Securities in accordance with the provisions of this section 4 is permitted to purchase such Equity Securities. No Owner shall be obligated to purchase any Equity Securities pursuant to this section 4. Any and all Equity Securities purchased by any Owner pursuant to this section 4 shall be purchased concurrently with or prior to the issuance of Equity Securities by the Company.

          (e) Notwithstanding anything to the contrary contained in this section 4, no Owner shall have any rights pursuant to this section 4 with respect to any Permitted Equity Issuance.

     5. Voting Agreement With Respect to the Company's Board of Directors; Gillett Executive Management Position.

          (a) In any and all elections of the directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each of the Owners shall vote, or cause to be voted, all Equity Securities entitled to vote in such election which are held by such Owner (or over which such Owner has voting control) so as to assure that the Board of Directors of the Company, following such election, shall consist of:

               (i) three individuals designated by the Gillett Family Partnership; and

               (ii) two individuals designated by John Hancock (or by any other Person or Persons to which John Hancock shall have specifically assigned any rights under this section 5).

Initially, the three individuals designated by the Gillett Family Partnership shall be George N. Gillett, Jr., Edward Levy and Daniel Budde, and the two individuals designated by John Hancock shall be Dean Kehler and Sandeep Alva. In connection with meetings of the Board of Directors of the Company, the Gillett Family Partnership and John Hancock agree to allow a representative of the CIBC Fund (the "CIBC Observer") (reasonably acceptable to the Company, the Gillett Family Partnership and John Hancock) to observe and participate in each such meeting, if so requested by the CIBC Fund. The CIBC Observer shall be given the same notice and information as is given to the individuals designated by John Hancock.

          (b) Subject to any procedural requirements of the Company's Certificate of Incorporation and Bylaws which may be applicable pertaining to actions taken by the holders of Class A Common Stock, each of the Gillett Family Partnership and John Hancock (or any other Person or Persons to which the Gillett Family Partnership or John Hancock shall have specifically assigned any rights under this section 5) shall at any time be entitled (i) to remove any individual designated by it as a director with or without cause and to designate a replacement for any individual so removed or (ii) in the event any individual so designated by it ceases for any reason to be a director, to designate a replacement to fill the vacancy so created on the Board of Directors. In any and all actions of the stockholders of the Company regarding the removal and/or replacement of directors (whether at a meeting or by written consent in lien of a meeting), each of the Owners shall vote, or cause to be voted, all Equity Securities entitled to vote in such action which are held by such Owner (or over which such Owner has voting control) so as to assure compliance with this Section 5(b).

          (c) Each of the Owners holding (or having voting control over) Equity Securities entitled to vote in any election of directors of the Company hereby grants to the Company an irrevocable proxy, coupled with an interest, to vote all such Equity Securities to the extent necessary to carry out the provisions of this section 5 in the event of any breach by such Person of such Person's obligations under this section 5 (in which event the Company shall vote such Equity Securities so as to carry out the provisions of this section 5).

          (d) Each of the Owners agrees that:

               (i) the Board of Directors of the Company shall at no time have more than five members;

               (ii) the Board of Directors of the Company shall meet not less frequently than once during each fiscal quarter;

               (iii) at any meeting of directors of the Company, to constitute a quorum, at least three directors must be present, in person and/or through any communications equipment, and at least one of the directors present must be a designee of John Hancock;

               (iv) at any meeting of directors of the Company at which a quorum is present, all acts, questions and business which may come before such meeting shall be determined by a majority of the votes cast by the directors present at such meeting; and

               (v) no transaction between the Company and/or any of its Subsidiaries with George N. Gillett and/or any Affiliate of George N. Gillett, Jr., may be approved by the Board of Directors of the Company unless such transaction is approved by all of the disinterested Directors.

          (e) The Company shall obtain at its expense directors' liability insurance having such terms and conditions as are reasonably acceptable to each director.

          (f) From and after the date hereof and for so long as he is physically and mentally able to serve in such capacity, George N. Gillett, Jr. shall serve in such executive management position with the Company as may be selected by the Board of Directors of the Company from time to time.

     6. Registration Rights of The Gillett Family Partnership. From and after the date hereof, the Gillett Family Partnership shall have (i) the right to request, in the same manner as is provided with respect to the Institutional Investors in section 11.1 of the Second Amended and Restated Securities Purchase Agreement, one registration with respect to the Equity Securities then owned by it (which registration right shall not reduce the number of registration requests to which the holders of Registrable Securities are entitled pursuant to section 11.1 of the Second Amended and Restated Securities Purchase Agreement) provided such request may not be made until after such time, if any, as the Company has completed its initial Qualified Public Offering, and (ii) incidental registration rights with respect to the Equity Securities then owned by it, in the same manner as is provided with respect to the Institutional Investors in section 11.1 of the Second Amended and Restated Securities Purchase Agreement. Such demand registration right and incidental registration rights shall be in all material respects, except as noted above, the same as (and not superior or junior to), but independent of, those provided to the holders of Registrable Shares under sections 11.1 and 11.2, respectively, of the Second Amended and Restated Securities Purchase Agreement.

     7. Intentionally Omitted

     8. Right of Co-Sale.

          (a) Except as otherwise provided in section 8(e), if at any time any of (i) the Gillett Family Partnership, (ii) John Hancock, (iii) CIBC Fund, (iv) HMP, (v) CIMF or (vi) any of their respective Affiliates which shall have acquired any Equity Securities proposes to Transfer any Equity Securities (each a "Section 8 Owner"), then, as a condition precedent thereto, such Section 8 Owner (a "Section 8 Selling Owner") shall afford each other Section 8 Owner (a "Section 8 Offeree") the right to participate in such Transfer in accordance with this section 8. No Section 8 Owner may Transfer any Equity Securities without first complying with section 10.

          (b) Each Section 8 Selling Owner shall give written notice to each
Section 8 Offeree (a "Section 8 Notice of Transfer") not less than 30 nor more than 45 days prior to any proposed Transfer of any Equity Securities. Each such
Section 8 Notice of Transfer shall:

               (i) specify (A) the number and kind of Equity Securities which the Section 8 Selling Owner proposes to Transfer, (B) the identity of the proposed Transferee or Transferees of such Equity Securities and (C) the time within which, the price and all other terms and conditions upon which the Section 8 Selling Owner proposes to Transfer such Equity Securities;

               (ii) make explicit reference to this section 8 and state that the right of each Section 8 Offeree to participate in such Transfer under this section 8 shall expire unless exercised within 15 days after receipt of such Section 8 Notice of Transfer; and

               (iii) contain an irrevocable offer by the Section 8 Selling Owner to each Section 8 Offeree to participate in the proposed Transfer, if consummated, to the extent provided in section 8(c).

          (c) Each Section 8 Offeree shall have the right to sell to the proposed Transferee or Transferees Equity Securities representing up to that number of the Equity Securities beneficially owned by such Section 8 Offeree (including, without limitation, any shares of Common Stock of the Company issued or issuable upon the exercise of any Warrant) which is equal to the Co-Sale Percentage (as hereinafter defined) (or, if such Section 8 Offeree shall elect, any lesser number) of the Equity Securities beneficially owned and proposed to be Transferred by the Section 8 Selling Owner in the Transfer specified in the Section 8 Notice of Transfer, at the same price and on the same terms and conditions as are applicable to the Equity Securities specified in the Section 8 Notice of Transfer. As used herein, the term "Co-Sale Percentage" as applied to any Section 8 Offeree on any date shall mean a fraction (expressed as a percentage), (A) the numerator of which is the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by such Section 8 Offeree (which shall not exceed the number of shares of Common Stock of the Company beneficially owned by such Section 8

Offeree multiplied by a percentage equal to the percentage of shares of Common Stock of the Company beneficially owned by the Section 8 Selling Owner which the Section 8 Selling Owner proposes to sell) and (B) the denominator of which is the sum, as of such date, of (1) the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by such Section 8 Offeree and by each other Section 8 Offeree who shall have timely elected to participate in such proposed Transfer and (2) the number of shares of Common Stock of the Company beneficially owned and proposed to be Transferred by the
Section 8 Selling Owner.

          (d) Each Section 8 Offeree must notify the Section 8 Selling Owner, within 15 days after receipt of the Section 8 Notice of Transfer, if such
Section 8 Offeree desires to participate in the Transfer specified in the
Section 8 Notice of Transfer. The failure of any Section 8 Offeree to provide such notice within such 15-day period shall, for the purposes of this section 8, be deemed to constitute a waiver by such Section 8 Offeree of its right to participate in such Transfer. The Section 8 Selling Owner will use its best efforts to obtain the agreement of the prospective Transferee or Transferees to the participation of the Section 8 Offerees in such proposed Transfer and will not consummate any such proposed Transfer unless each Section 8 Offeree electing to participate therein is permitted to participate in accordance with the provisions of this section 8. No Section 8 Offeree shall be obligated to sell any Equity Securities pursuant to this section 8. Any and all Transfers of Equity Securities by any Section 8 Offeree pursuant to this section 8 shall be made either concurrently with or prior to the Transfer by the Section 8 Selling Owner and upon identical terms and conditions.

          (e) Notwithstanding anything to the contrary contained in this section 8, no Section 8 Offeree shall have any rights pursuant to this section 8 to participate in any of the following Transfers:

               (i) any Transfer to the public pursuant to an effective registration statement under the Securities Act;

               (ii) any Transfer pursuant to section 10;

               (iii) any Transfer by a Section 8 Owner to another Section 8 Owner or by a Section 8 Owner to any of its Affiliates if each such Affiliate agrees to be bound by this section 8;

               (iv) any Transfer of shares of Common Stock of the Company resulting from the conversion of shares of a class of Common Stock of the Company to the other class of Common Stock of the Company; or

               (v) any Transfer in connection with any exercise of any Warrant or the JJ Option.

     9. Offer to Purchase All Shares. If (i) the Owners, whether individually or as a group, receive a Bona Fide Offer to purchase all, but not less than all, of the outstanding Equity Securities in a single transaction or a series of related transactions, (ii) the terms and conditions applicable to each Owner in such Bona Fide Offer are identical in all material respects and (iii) the Required Owners elect in writing to accept such Bona Fide Offer and to consummate the sale of the Equity Securities contemplated therein, then each and every Owner shall be required to sell all of its Equity Securities pursuant to such Bona Fide Offer and to cooperate in good faith with each other Owner in consummating such sale(s); provided, however, that any sale made pursuant to this section 9 shall be consummated within one hundred eighty (180) days after the Bona Fide Offer is received; and provided, further, that no Owner shall be required to consummate any such sale if, after the initial acceptance of such Bona Fide Offer, the Required Owners elect to rescind such acceptance or otherwise to withdraw from the contemplated transaction.

     10. Rights of First Offer. (a) Except as otherwise provided in section 10(c), if at any time (i) the Gillett Family Partnership, (ii) John Hancock,
(iii) CIBC Fund, (iv) HMP, (v) CIMF or (vi) any of their respective Affiliates which shall have acquired any Equity Securities) (a "Section 10 Selling Owner") proposes to Transfer any Equity Securities then, prior to consummating any such Transfer, the Section 10 Selling Owner will give written notice (a "Section 10 Notice of Sale") to the Company (the "Section 10 First Offeree") and to each of the other Section 10 Owners (the "Section 10 Second Offerees") (together with the Section 10 First Offeree, the "Section 10 Offerees") specifying the number and kind of Equity Securities which the Section 10 Selling Owner proposes to Transfer; provided, however, that in no case will the Gillett Family Partnership be entitled to be a Section 10 Offeree. The Section 10 Offerees shall then have 30 days following receipt of the Section 10 Notice of Sale (the "Section 10 Offer Period") to make an irrevocable offer to purchase all (but not less than all) of the Securities specified in the Section 10 Notice of Sale. The Section 10 First Offeree shall have the first right to make an irrevocable offer to purchase all (but not less than all) of the Equity Securities specified in the Section 10 Notice of Sale. If the Section 10 First Offeree shall not elect to make an irrevocable offer to purchase all of such Equity Securities, then the Section 10 Second Offerees shall have the right to make an irrevocable offer to purchase all of the Equity Securities with respect to which the Section 10 First Offeree shall not have elected to make an irrevocable offer to purchase (each Section 10 Second Offeree having the right to make such an irrevocable offer (x) in proportion to its fully-diluted equity interest in the Company relative to the fully-diluted equity interest in the Company of each other Section 10 Second Offeree timely electing to make an irrevocable offer to purchase such Equity Securities or (y) in such other proportion as the Section 10 Second Offerees may agree among themselves). If the Section 10 Offerees fail to send a Section 10 Notice of Offer (as hereinafter defined) to the Section 10 Selling Owner during the Section 10 Offer Period, they shall, for purposes of this section 10, be deemed to have waived their right to purchase the Equity Securities specified in the Section 10 Notice of Sale and, for a period of 180 days following the expiration of the
Section 10 Offer Period, the Section 10 Selling Owner may (but shall not be obligated to) Transfer the Equity Securities specified in the Section 10 Notice of Sale to any other Person at any price and upon any other terms and conditions it shall determine (subject to complying with section 8). If the
Section 10 Selling Owner does not consummate any such Transfer within such 180-day period, then, prior to any subsequent Transfer, it shall comply once again with the foregoing provisions of this section 10 (if applicable). If the
Section 10 Offerees elect (at their option) to offer to purchase all of the Equity Securities specified in the Section 10 Notice of Sale, they must notify the Section 10 Selling Owner to such effect (the "Section 10 Notice of Offer") within the Section 10 Offer Period. The Section 10 Notice of Offer must specify the purchase price at which, and all other terms and conditions upon which, the

Section 10 Offerees are willing to purchase all of the Securities specified in the Section 10 Notice of Sale.

          (b) The Section 10 Selling Owner shall have 30 days following receipt of the Section 10 Notice of Offer to accept or reject the offer of the Section 10 Offerees set forth therein. If the Section 10 Selling Owner elects (at its option) to accept such offer, then the Section 10 Selling Owner must notify the
Section 10 Offerees to such effect (hereinafter, a "Section 10 Acceptance") and, upon receipt of the Section 10 Acceptance, the Section 10 Offerees shall be obligated to consummate the purchase of such Equity Securities from the
Section 10 Selling Owner within 90 days. If such purchase is not consummated within such 90-day period, then, at all times thereafter, the Section 10 Selling Owner may (but shall not be obligated to) Transfer the Equity Securities specified in the Section 10 Notice of Sale to any other Person at any price and upon any other terms and conditions it shall determine (and without complying with section 8). If the Section 10 Selling Owner does not accept the offer of the Section 10 Offerees set forth in the Section 10 Notice of Offer, then, for a period of 180 days following the receipt by the Section 10 Selling Owner of the Section 10 Notice of Offer, the Section 10 Selling Owner may (but shall not be obligated to) Transfer the Equity Securities specified in the Section 10 Notice of Sale to any other Person at any price and upon any other terms and conditions that the Section 10 Selling Owner reasonably determines to be more favorable to the Section 10 Selling Owner than the price and other terms and conditions set forth in the Section 10 Notice of Offer; provided, however, that (x) in any event the Section 10 Selling Owner may not sell such Equity Securities for a cash price less than 95% of the cash price offered by the Section 10 Offerees and (y) the Section 10 Selling Owner must comply with section 8; and provided, further, that the Person to which the Equity Securities are so transferred does not, directly or indirectly, engage in any business which is the same as, materially similar to or competitive with any business then conducted by the Company or any of its Subsidiaries. If the
Section 10 Selling Owner does not consummate any such Transfer within such 180-day period, then, prior to any subsequent Transfer, it shall comply once again with the foregoing provisions of this section 10 (if applicable).

          (c) Notwithstanding anything to the contrary contained in this section 10, the Section 10 Offerees shall not have any rights pursuant to this section 10 with respect to: (i) any Transfer by a Section 10 Owner to its Affiliates, (ii) any Transfer by an Institutional Investor or an Affiliate or Transferee thereof to any other Institutional Investor or to any Affiliate or transferee thereof, (iii) any Transfer pursuant to section 8 (provided the provisions of this section 10 shall have first been complied with), (iv) any Transfer pursuant to section 9, (v) any Transfer of Equity Securities resulting from the exercise of a Warrant or the JJ Option, (vi) any Transfer of shares of Common Stock of the Company resulting from the conversion of any shares of a class of Common Stock of the Company to the other class of Common Stock of the Company or (vii) any Transfer by an Institutional Investor following the occurrence and during the continuance of any Default or Event of Default.

          (d) Notwithstanding anything to the contrary stated in this Section 10 or elsewhere in this Agreement, no Institutional Investor shall at any time or in any manner transfer any Equity Securities to the Gillett Family Partnership or any Affiliate thereof without first having obtained the prior written consent of each other Institutional Investor. If, however, such prior written consent is obtained, the Gillett Family Partnership or any Affiliate thereof may acquire such Equity Securities even if it or any of its Affiliates then engages, directly or indirectly, in a business which is the same as, materially similar to or competitive with any business then conducted by the Company or any of its Subsidiaries.

     11. Exchange or Restructuring of Notes and/or Securities. Should the Required Owners hereafter elect to exchange some or all of the Notes then owned by them and their Affiliates for Equity Securities, or to effect any other restructuring of their ownership of Notes and/or Equity Securities, either alone or in conjunction with the sale and issuance of additional Notes and/or Equity Securities, then, upon written demand from the Required Owners (the "Notice of Exchange") stating the time and place of such exchange, which shall be not less than ten (10) days after the date of the Notice of Exchange, all of the Owners and all of their respective Affiliates and permitted Transferees shall exchange all of the Notes then owned by them, or consummate such restructuring of Notes and/or Equity Securities, at the same time and place and upon the same economic terms and conditions.

     12. Legends. So long as any Equity Securities are subject to the provisions of this Agreement, all certificates or instruments representing such Equity Securities shall bear a legend in substantially the following form:

     "The securities represented hereby are subject to the terms of a certain Second Amended and Restated Stockholders Agreement, dated as of May 28, 2000, by and between Booth Creek Ski Group, Inc. (the "Company") and certain other persons. A copy of such agreement is on file at the Company's principal office and, upon written request to the Company, a copy thereof will be provided without charge to appropriately interested persons."

     13. Termination of this Agreement. This Agreement shall terminate and shall be of no force or effect upon the consummation of a Qualified Public Offering.

     14. Notices. All communications provided for herein shall be delivered, mailed or sent by facsimile transmission to the applicable party at the address and/or to the telecopy number of such party as is specified on Exhibit 14 attached hereto (or, in the case of any Person who shall become party hereto after the date hereof, at such address and/or to such telecopy number as shall have been specified to each of the other parties hereto at the time such other Person shall become a party to this Agreement). The address and/or telecopy number of any party hereto may be changed by such party to such other address and/or telecopy number as shall be furnished in writing by such party to each of the other parties hereto in accordance with the provisions of this section
14. Any communication provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given.

     15. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, by a written instrument signed by the Required Owners, provided that, without the consent of such Owner, no amendment or modification to Sections 4, 8, 9, 10 or 11 of this Agreement may affect any Owner in a manner which is materially and adversely different from the manner in which it affects the other Owners, and provided, further, that no amendment or modification to
Section 6 may be effected without the prior written consent of the Gillett

Family Partnership. Each of the Owners shall promptly execute and deliver any amendment or modification of this Agreement reasonably required to give effect to any new issuance of Equity Securities, exchange or restructuring of Notes and/or Equity Securities or other transaction permitted or contemplated by this Agreement.

     16. Successors and Assigns; Specific Performance. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective assigns, executors, heirs and successors. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

     17. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by-the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail (return receipt requested) in accordance with section 14 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, each of the parties hereto agrees that nothing contained in this section 17 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     18. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person (or which such Person is prohibited from taking), such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

           [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               BOOTH CREEK PARTNERS LIMITED II,
                               L.L.L.P.


                               By /S/ George N. Gilett Jr.
                                 ----------------------------------------------
                                                , a General Partner

                               JOHN HANCOCK LIFE INSURANCE COMPANY
                               (formerly known as John Hancock
                               Mutual Life Insurance Company)


                               By /S/ Daniel C. Budde
                                 ----------------------------------------------
                                      Daniel C. Budde                   (Title)
                                      Managing Director

                               CIBC WG ARGOSY MERCHANT FUND 2,
                               L.L.C.


                               By  /S/ Steven A. Flyer
                                  ---------------------------------------------
                                   Executive Director                   (Title)

                               HANCOCK MEZZANINE PARTNERS, L.P.

                               By:  Hancock Mezzanine Investments
                               LLC, its   general partner

                                    By:   John Hancock Life
                                          Insurance Company
                                          (formerly known as John
                                          Hancock Mutual Life
                                          Insurance Company), its
                                          investment manager



                               ------------------------------------------------
                               Name: /S/ Daniel C. Budde
                                    -------------------------------------------
                               Title: Managing Director
                                     ------------------------------------------


                               CO-INVESTMENT MERCHANT FUND, LLC


                               By /S/ Steven A. Flyer
                                 ----------------------------------------------


                               BOOTH CREEK SKI GROUP, INC.


                               By /S/ Elizabeth J. Cole
                                 ----------------------------------------------
                                  Executive Vice President & CFO        (Title)

                                   Exhibit 14

                             Addresses for Notices
                             ---------------------

If to the Gillett Family Partnership:
                                       Booth Creek Partners Limited II, L.L.L.P.
                                       1000 South Frontage Road
                                       Vail, Colorado 81657
                                       Attention:  George N. Gillett, Jr.
                                       Telecopy No.: (970) 476-4030

with a copy (which shall
not constitute notice) to:             Winston & Strawn
                                       200 Park Avenue
                                       New York, New York 10166
                                       Attention: Richard B. Teiman
                                       Telecopy  No.:  (212) 294-4700

If to John Hancock:                    John Hancock Life Insurance Company
                                       John Hancock Place
                                       P.O. Box 111
                                       200 Clarendon Street
                                       Boston, Massachusetts  02117
                                       Attention: Bond and Corporate Finance
                                                  Department T-57
                                       Telecopy No.:  (617) 572-1606

with a copy (which shall
not constitute notice) to:             Choate, Hall & Stewart
                                       Exchange Place
                                       53 State Street
                                       Boston, Massachusetts  02109
                                       Attention: Frank B.  Porter, Jr., Esq.
                                       Telecopy No.:  (617) 248-4000

If to CIBC Fund:                       CIBC WG Argosy Merchant Fund 2, L.L.C.
                                       425 Lexington Avenue, 3rd floor
                                       New York, New York 10017
                                       Attention: Jay Bloom
                                       Telecopy No.:  (212) 885-4934
with a copy (which shall
not constitute notice) to:             Steven Flyer
                                       c/o CIBC World Markets Corp.
                                       425 Lexington Avenue, 3rd floor
                                       New York, New York 10017
                                       Telecopy No.:  (212) 885-4946
                                              and
                                       Roger Meltzer, Esq.
                                       Cahill Gordon & Reindel
                                       80 Pine Street
                                       New York, New York 10005
                                       Telecopy No.:  (212) 269-5420


If to HMP:                             c/o John Hancock Life Insurance Company
                                       John Hancock Place
                                       200 Clarendon Street
                                       Boston, MA  02117
                                       Attn:      Manager
                                                  Investment Accounting
                                                  Division, B-3

with a copy (which shall
not constitute notice) to:             Choate, Hall & Stewart
                                       Exchange Place
                                       53 State Street
                                       Boston, Massachusetts  02109
                                       Attention: Frank B.  Porter, Jr.,Esq.
                                       Telecopy No.:  (617) 248-4000


If to CIMF:                            Co-Investment Merchant Fund, LLC
                                       425 Lexington Avenue, 3rd Floor
                                       New York, New York 10017
                                       Telecopy No.:  (212) 885-4934
                                       Attention:  Jay Bloom

with a copy (which shall
not constitute notice) to:             Steven Flyer
                                       c/o Co-Investment Merchant Fund, LLC
                                       425 Lexington Avenue, 3rd Floor
                                       New York, New York 10017
                                       Telecopy No.:  (212) 885-4946

If to the Company:                     Booth Creek Ski Group, Inc.
                                       1000 South Frontage Road, Suite 100
                                       Vail, Colorado  81657
                                       Attention:  Elizabeth J. Cole
                                       Telecopy No.:  (970) 479-0291

with a copies (which shall
not constitute notice) to:             Booth Creek Ski Group, Inc.
                                       9705 Highway 267, Suite 2
                                       Truckee, CA 96161
                                       Attention: Brian J. Pope
                                       Telecopy No.:  (530) 550-5118

                                       and

                                       Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, New York 10154
                                       Attention:  Michael D. Beck, Esq.
                                       Telecopy No.:  (212) 407-4990

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT


          This Management Agreement, dated as of this 26th day of May, 2000, (this "Agreement") is by and among Booth Creek Ski Group, Inc, a Delaware corporation (the "Company"), Booth Creek Management Corporation, a Delaware corporation (the "Management Company"), and George N. Gillett, Jr. ("Gillett").

                                    RECITALS

          A. The Company and its subsidiaries are engaged in the business of owning and operating ski resorts and related businesses.

          B. The management of the Management Company, including Gillett, has extensive experience and expertise in the operation of ski resorts and businesses related thereto.

          C. The Company has requested that the Management Company and Gillett provide management services to the Company and its subsidiaries in connection with their ownership and operation of the ski resorts and related businesses.

          D. The Management Company, the Company and Gillett desire to set forth their respective agreements regarding the management services to be provided by the Management Company and Gillett to the Company and the compensation and reimbursement to be received by the Management Company therefor.

          NOW THEREFORE, intending to be legally bound hereby, in consideration of the premises and mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment

          (a) Subject to Section 6 hereof, the Company hereby appoints the Management Company to manage and supervise, directly or indirectly, where applicable, certain aspects of its businesses and operations including, without limitation, the duties and responsibilities set forth in Sections 2 and 3 hereof, and agrees that during the term hereof the Management Company may take such actions as it deems reasonably necessary to render such management services to the Company and its subsidiaries. The Company shall, and shall cause its subsidiaries to, cooperate with the Management Company and reasonably assist the Management Company as required to enable the Management Company to discharge its duties and responsibilities hereunder.

          (b) The Management Company hereby accepts such appointment by the Company and agrees to act in accordance with the duties and responsibilities set forth in this Agreement and to take such actions as may reasonably be required to discharge such duties and responsibilities.

2. Board of Directors' Meetings

          If requested by the officers or directors of the Company, the Management Company will cause Gillett and/or other representatives of the Management Company designated by the Company to attend meetings of the respective boards of directors of the Company and its subsidiaries, and advise such boards with respect to the conduct of the business and affairs of such companies.

3. Management Services

          The Management Company shall provide general management advice with respect to the following:

          (a) the formulation and implementation of financial, marketing and operating strategies with respect to the ski resorts and other properties of the Company and its subsidiaries;

          (b) the development of the Company's business plan and business policies;

          (c)  corporate  finance  matters,   including,   without  limitation,
divestitures, acquisitions, debt and equity financing and capital expenditures;

          (d)   administration   and  operating  matters   including,   without
limitation, unified management of the ski resorts, research, marketing and promotion; and

          (e) such matters as may be requested from time to time by the Company's Board of Directors.

4. Fees and Reimbursement of Expenses and Payment

          In consideration for the services rendered by the Management Company hereunder to the Company, the Company agrees to compensate and pay the Management Company as set forth in this Section 4.

          (a) Base Compensation. The Company shall pay the Management Company the sum of $100,000 per annum (the "Base Compensation), payable on a quarterly basis in arrears. At the election of the Company, any Base Compensation payable to the Management Company may be paid either in cash or in a like principal amount of notes having the same terms and tenor as those Notes due November 27, 2008 issued pursuant to that certain Second Amended and Restated Securities Purchase Agreement, dated as of June __, 2000 (the "Securities Purchase Agreement"), between the Company and the holders of its outstanding securities.

          (b) Certain Operations Costs. The Company shall reimburse the Management Company for its reasonable out-of-pocket expenses incurred in connection with providing services under this Agreement; provided that the incurrence of such expenses is approved by the Board of Directors of the Company. The Management Company shall invoice the Company on a quarterly basis for the amounts payable by the Company pursuant to this Section 4(b) and the Company agrees to pay such invoices on a net 30-day basis.

          (c) Operating Bonus. The Management Company shall be eligible to receive an annual operating bonus, payable at the sole discretion of the Board of Directors of the Company.

          (d) Notwithstanding anything to the contrary set forth herein, the reimbursements to be paid by the Company to the Management Company hereunder shall not be in lieu of, and the Company shall be directly liable for, any expenses incurred by the Company or any of its subsidiaries, for services rendered to the Company or any of its subsidiaries by unaffiliated third parties retained by the Company or any of its subsidiaries.

          (e) The Management Company acknowledges that the obligation of the Company to make the payments hereunder to the Management Company is subject to the provisions of the Securities Purchase Agreement, including without limitation Section 14.6 thereof.

5. Term.

          The term of this Agreement (the "Term") shall commence on the date hereof and continue until date of termination (the "Termination Date") of this Agreement as provided in Section 6 hereof.

6. Termination

          This Agreement may be terminated as follows:

          (a) the Management Company may terminate this Agreement upon one hundred eighty (180) days prior written notice to the Company;

          (b) the Management Company may terminate this Agreement upon written notice to the Company if the Company breaches this Agreement in any material respect and fails to cure such breach (if the same is by its nature curable) within thirty (30) days after written notice specifying such breach is given by the Management Company;

          (c) the Company may terminate this Agreement upon written notice to the Management Company at any time;

          (d) the Company may terminate this Agreement upon written notice to the Management Company if the Management Company breaches this Agreement in any material respect and fails to cure such breach (if the same is by its nature curable) within thirty days (30) after written notice specifying such breach is given by the Company; or

          (e) the Company may terminate this Agreement as a result of a reasonable determination by the Company that the Management Company, its officers or employees have committed a criminal felony or an act of embezzlement with respect to the funds or property of the Company which could have been prevented by prudent management by the Management Company;

provided, however, that, notwithstanding any termination of this Agreement, the obligations of each party hereunder for services rendered or payments made by the Management Company prior to such termination shall expressly survive any termination of this Agreement and remain in full force and effect; provided further that, in the event the Company terminates this Agreement pursuant to
Section 6(c), the Management Company shall be entitled to receive Base Compensation for one hundred eighty (180) days following such termination.

          In addition, this Agreement shall terminate automatically upon consummation of the sale of all or substantially all of the assets or stock of the Company and its subsidiaries on a consolidated basis.

          Any party hereto terminating this Agreement shall send written notice of such termination to the other party hereto.

7. Limitation of Liability; Indemnification

          (a) To the fullest extent permitted by law, the Management Company and any officer, director, employee, agent or attorney of the Management Company (collectively, the "Indemnitees") shall not have any liability to the Company or any of its subsidiaries for any loss, damage, cost or expense (including, without limitation, any court costs, attorneys' fees and any special, indirect, consequential or punitive damages of the Company or any of its subsidiaries) allegedly arising out of the Management Company's management services rendered to the Company or any of its subsidiaries hereunder or the Indemnities' acts, conduct or omissions in connection with the Management Company's management services rendered to the Company or any of its subsidiaries hereunder; provided, however, that this provision shall not apply if such loss, damage, cost or expense arises out of (i) an act of embezzlement or commission of a criminal felony by the Management Company or (ii) willful misconduct or gross negligence by the Management Company.

          (b) To the fullest extent permitted by law, the Company agrees to indemnify the Indemnitees and hold the Indemnitees harmless against, any loss, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) which the Indemnitees may sustain or incur by reason of any threatened, pending or completed investigation, action, claim, demand, suit, proceeding or recovery by any person (other than the Indemnitees) allegedly arising out of the Management Company's management services rendered to the Company or any of its subsidiaries hereunder or the Indemnitees' acts, conduct or omissions in connection with the Management Company's management services rendered to the Company or any of its subsidiaries hereunder, except in any instance in which the Indemnitees would not be exempted from liability under Section 7(a) hereof.

          (c) Any Indemnitee shall as promptly as practicable notify the Company of a claim as to which indemnification is sought by such Indemnitee; provided, however, that the Company shall not be relieved of its obligations hereof by reason of the failure by such Indemnitee to give such notice to the Company except to the extent that such failure interferes with or adversely affects the Company's ability to defend such claim. The Company shall have the right in its sole discretion to defend or compromise any claim for which indemnification is sought under this Section 7, and such Indemnitee shall reasonably cooperate with all reasonable requests of the Company in connection therewith; provided, however, if the Indemnitee has been advised by counsel that an actual or potential conflict of interest would exist were such Indemnitee to be represented by counsel for the Company, such Indemnitee may have separate counsel, the reasonable fees and expenses of counsel engaged on behalf of such Indemnitee to be borne by the Company. An Indemnitee, at any time and at its own expense, may participate in any judicial proceeding controlled by the Company pursuant to this Section 7(d). To the extent that an Indemnitee would be entitled to indemnification under this Section 7 but a court determines the undertaking to indemnify and hold harmless set forth in this Section 7 is unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities and obligations incurred by the Indemnitees or any of them.

8. Notices

          All notices and other communications to any of the parties hereto required or permitted under the Agreement (including, without limitation, any termination notice) shall be in writing and shall be deemed to have been given
(a) when delivered to the addressee in person, (b) when sent by facsimile after confirmation of receipt, (c) when sent via overnight mail, one business day after being sent, or (d) three (3) business days after being deposited in the United States mail, first class postage prepaid, registered or certified mail, addressed to the respective addressee(s) at the following addresses:

If to the Management Company:     1000 S. Frontage Road
                                  Vail, Colorado 81657
                                  Attention:   George N. Gillett, Jr.


If to the Company:                1000 S. Frontage Road
                                  Vail, Colorado 81657
                                  Attention:  Christopher P. Ryman
                                              Elizabeth J. Cole


With copies to:                   CIBC Oppenheimer
                                  425 Lexington Avenue
                                  3rd Floor
                                  New York, New York 10017
                                  Attention: Edward Levy

                                  John Hancock Mutual Life
                                  Insurance Company
                                  John Hancock Place
                                  200 Clarendon Street
                                  Boston, Massachusettes 02117
                                  Attention: Daniel Budde

If to George N. Gillett, Jr.      1000 S. Frontage Road
                                  Vail, Colorado 81657

or, to such other address as any party hereto shall previously have designated by written notice to the other parties hereto in accordance with this Section 8.

          Any notice or other communication sent by telecopier or similar facsimile telecommunication shall be confirmed promptly by the sending of a copy of such notice or other communication to the addressee thereof by United States mail, first class postage prepaid, registered or certified mail.

9. Amendment; Assignment; Binding Effect

          This Agreement may be amended or modified only by a written instrument signed by all the parties hereto. No party shall assign or transfer this Agreement, in whole or in part, or any of such party's rights or obligations hereunder, to any other person or entity without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. Waiver; Severability

          The failure of a party hereto to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such a provision. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereunder unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

11. No Recourse Against Others

          Notwithstanding anything contained in this Agreement to the contrary, a director, officer or employee, as such, of the Management Company shall not have any liability for any obligations of the Management Company, the Company or any of the Company's subsidiaries, as the case may be, under this Agreement or for any claim based upon, in respect of, or by reason of such obligations or its creation.

12. GOVERNING LAW

          THIS AGREEMENT SHALL BE CONSTRUCTED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

13. Entire Agreement

          This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

14. Provision of Management Services.

          All services to be provided by the Management Company under this Agreement shall be provided by Gillett or such other person or persons acceptable to the Board of Directors of the Company in its sole discretion. During the term of this Agreement, Gillett shall serve as Chief Executive Officer and/or President of the Company and Booth Creek Ski Holdings, Inc., or in such other capacities, if any, as shall be determined by the Board of Directors of each such company.

15. Replacement; Conversion of Accrued Fees.

          This Agreement shall supersede and replace that certain Management Agreement dated as of November 27, 1996 (the "Prior Management Agreement"), by and between Booth Creek Ski Holdings, Inc. and Booth Creek, Inc. The Prior Management Agreement is hereby terminated and shall have no force and effect from and after the date hereof. All management fees accrued and unpaid under the Prior Management Agreement as of the date hereof shall be converted into a like principal amount of Notes due November 27, 2008 issued under the Securities Purchase Agreement.

16. Counterparts

          This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                    BOOTH CREEK SKI GROUP, INC.

                                    BY: /S/ Elizabeth J. Cole
                                       --------------------------------

                                    ITS: Executive Vice President & CFO
                                        -------------------------------


                                    BOOTH CREEK
                                    MANAGEMENT CORPORATION

                                    BY: /S/ George N. Gillett
                                       ---------------------------

                                    ITS: Chairman
                                        --------------------------

                                    /S/ George N. Gillett
                                    ------------------------------
                                    George N. Gillett, Jr.

                      FIRST AMENDMENT TO PLEDGE AGREEMENT



     THIS FIRST AMENDMENT TO PLEDGE AGREEMENT ("Amendment") is made and entered into as of May 28, 2000 by and among BOOTH CREEK SKI GROUP, INC., a Delaware corporation, having its principal place of business and chief executive office at 1000 South Frontage Road, Vail, Colorado 81657 (the "Company"), and JOHN HANCOCK LIFE INSURANCE COMPANY ("John Hancock"), HANCOCK MEZZANINE PARTNERS, L.P. ("HM Partners"), CIBC WG ARGOSY MERCHANT FUND 2, L.L.C. ("CIBC"), CO-INVESTMENT MERCHANT FUND, LLC ("CIM Fund"), and BOOTH CREEK PARTNERS LIMITED II, L.L.L.P. (the "Gillett Family Partnership") (collectively, the "Secured Parties").

                                    RECITALS

     A. The Company, John Hancock and CIBC have heretofore entered into that certain Pledge Agreement, dated February 26, 1998, as amended from time to time (the "Pledge Agreement"), and HM Partners, CIM Fund and the Gillett Family Partnership have subsequently been added as parties thereto.

     B. Concurrently herewith, the Company and the Secured Parties are entering into that certain Second Amended and Restated Securities Purchase Agreement, dated May 28, 2000 (the "Second Amended and Restated Securities Purchase Agreement").

     C. Pursuant to the Second Amended and Restated Securities Purchase Agreement, the Company and the Secured Parties wish to amend the Pledge Agreement as more particularly set forth below.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

     1. Terms Defined in Securities Purchase Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Second Amended and Restated Securities Purchase Agreement, unless the context clearly requires otherwise.

     2. Modifications to Definition of Collateral. The Pledge Agreement is hereby amended in the following respects:

          a. Section 1 of the Pledge Agreement is eliminated and replaced in it entirety to read in full as follows:

          "1. Security Interest. As security for the Secured Obligations described in section 2 hereof, the Company hereby pledges and grants and assigns as collateral to the Secured Parties, and creates for the benefit of the Secured Parties a continuing security interest in the property described below and all proceeds thereof (hereinafter referred to collectively as the "Collateral"):

               (a) all right, title and interest in and to the issued and outstanding Shares of (and other ownership interests in) all of the Company's present and future direct Wholly-Owned Subsidiaries, and all options, warrants and similar rights to acquire such Shares (and/or other ownership interests), in each case whether now or hereafter issued or outstanding (the foregoing items in this clause (a) being sometimes herein referred to as the "Pledged Stock");

               (b) all rights to receive profits or surplus or other dividends or distributions (including, without limitation, income, return of capital or liquidating distributions) from any direct Wholly-Owned Subsidiary to its stockholders (the foregoing items in this clause (w) being sometimes herein referred to collectively as the "Pledged Rights") (the Pledged Stock and the Pledged Rights are sometimes hereinafter referred to collectively as the "Pledged Securities")."

     The security interest of the Secured Parties in and to the outstanding Pledged Securities of Trimont Land Holdings, Inc. (the "Trimont Pledged Securities") shall in all respects be junior and subordinate to the security interest in the Trimont Pledged Securities heretofore granted to the Secured Parties pursuant to (and as defined in) that certain Pledge Agreement dated July 29, 1999 between the Company and John Hancock (as amended, modified and supplemented from time to time, the "Senior Pledge Agreement"), and the Secured Parties under (and as defined in) the Pledge Agreement shall not, and shall not have the right to, exercise any right or remedy with respect to the Trimont Pledged Securities without the prior written consent of the Secured Parties under (and as defined in) the Senior Pledge Agreement so long as the Senior Pledge Agreement shall be in effect.

          b. Modification to Section 3(d). Section 3(d) of the Pledge Agreement is eliminated and replaced in it entirety to read in full as follows:

               "(d) A true and complete list of all Pledged Securities now outstanding is attached as Exhibit 3(d) hereto and all information set forth thereon is true, correct and complete. As of the date hereof, the Company does not own any other securities or other items that would constitute Pledged Securities. If any Shares of (or other ownership interests in) the Company's direct Wholly-Owned Subsidiaries, or any options, warrants and similar rights to acquire such Shares (and/or other ownership interests), are issued after the date hereof, the same shall without further action constitute Pledged Securities and shall be deposited and pledged (together with all necessary stock powers and endorsements) by the Company with the Secured Parties simultaneously with such acquisition. In each case of Pledged Securities which are not evidenced by a certificate or other instrument within five days of the issuance thereof an appropriate entry reflecting that the Secured Parties are the pledgees thereof shall be entered on the records of the issuer thereof, all in form and substance satisfactory to the Required Secured Parties."

          c. Modification to Exhibit 3(d). Exhibit 3(d) of the Pledge Agreement is eliminated and replaced in its entirety to read in full as set forth on Exhibit A attached hereto.

          d. Modification to Section 7(b). Section 7(b) of the Pledge Agreement is eliminated and replaced in it entirety to read in full as follows:

               "(b) The Company hereby covenants and agrees with the Secured Parties that there will not be any restrictions imposed by the Organizational Documents of any direct Wholly-Owned Subsidiary or by any other agreement (other than those restrictions set forth in the Fleet Revolving Credit Documents and the Senior 144A Documents), document or instrument which will in any way affect or impair any pledge of Pledged Securities hereunder or the exercise by the Secured Parties of any right granted hereunder, including, without limitation, the right of the Secured Parties to dispose of the Pledged Securities in accordance with the terms hereof. The Company further covenants and agrees that it will, and will cause each direct Wholly-Owned Subsidiary to, take all necessary action to prevent any such restriction from arising at any time in the future. The Company hereby agrees that it will take any further action which the Required Secured Parties may reasonably request in order that the Secured Parties may obtain and enjoy the full rights and benefits granted to the Secured Parties by this Agreement free of any such restrictions."

     3. Delivery of Certificates. As of the date hereof, the Company's only direct Wholly-Owned Subsidiaries are Booth Creek Ski Holdings, Inc., a Delaware Corporation, Trimont Land Holdings, Inc., a Delaware corporation, Waterville Development Corporation, a Delaware corporation, and Gold Team Resorts, Inc., a Delaware corporation. The Company has heretofore delivered to the Secured Parties all certificates evidencing the issued and outstanding Shares of Booth Creek Ski Holdings Inc., and, concurrently herewith, the Company shall deliver all certificates evidencing the issued and outstanding Shares of Waterville Development Corporation and Gold Team Resorts, Inc., accompanied by one or more undated stock powers executed in blank.

     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

     5. Governing Law. This Amendment shall he governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

             [remainder of this page left blank, signatures follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

                          BOOTH CREEK SKI GROUP, INC.

                          By /S/ Elizabeth J. Cole
                            --------------------------------------------
                          (Title) Executive Vice President & CFO

                          BOOTH CREEK PARTNERS LIMITED II, L.L.L.P.


                          By /S/ George N. Gillett
                            --------------------------------------------
                                                , a General Partner

                          JOHN HANCOCK LIFE INSURANCE COMPANY
                          (formerly known as John Hancock Mutual
                          Life Insurance Company)


                          By /S/ Daniel C. Budde
                            --------------------------------------------
                             Managing Director                    (Title)

                          CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                          By /S/ Steven A Flyer
                            --------------------------------------------
                             Executive Director                   (Title)

                          HANCOCK MEZZANINE PARTNERS, L.P.

                          By:  Hancock Mezzanine Investments LLC,
                          its  general partner

                               By:  John Hancock Life Insurance
                                    Company (formerly known as
                                    John Hancock Mutual Life
                                    Insurance Company), its
                                    investment manager


                          ----------------------------------------------
                          Name: /S/ Daniel C. Budde
                               -----------------------------------------
                          Title: Managing Director
                                ----------------------------------------


                          CO-INVESTMENT MERCHANT FUND, LLC


                          By /S/ Steven A. Flyer
                            --------------------------------------------

                                   EXHIBIT A

                          MODIFICATION TO EXHIBIT 3(d)

                                                                   Exhibit 3(d)

              Pledged Stock of each direct Wholly-Owned Subsidiary
              ----------------------------------------------------

               1,000 shares of the Common Stock, $.01 par value, of Booth Creek Ski Holdings, Inc. evidenced by Certificate No. 3.


               100 shares of the Common Stock, $.01 par value, of Trimont Land Holdings, Inc. evidenced by Certificate No. 1.


               100 shares of the Common Stock, $.01 par value, of Waterville
Development Corporation evidenced by Certificate No.    .
                                                    ----

               100 shares of the Common Stock, $.01 par value, of Gold Team
Resorts, Inc. evidenced by certificate No.    .
                                          ----